UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
Proxy
Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Murphy USA Inc.
(Name of Registrant as Specified in Its Charter)

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Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

YOUR VOTE IS IMPORTANT

DEAR STOCKHOLDER:

The Board of Directors and management cordially invite you to attend Murphy USA’s Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, on Thursday, May 4, 2023 at Murphy USA’s corporate headquarters, 200 East Peach Street, El Dorado, Arkansas 71730. The formal notice of the Annual Meeting of Stockholders and Proxy Statement follow.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted before or at the meeting. Therefore, we urge you to vote promptly and submit your proxy via the internet, by phone, or by signing, dating, and returning the enclosed proxy card. If you attend the Annual Meeting, you can vote in person, even if you have previously submitted your proxy.

ON BEHALF OF THE BOARD OF DIRECTORS, WE WOULD LIKE TO EXPRESS OUR APPRECIATION FOR YOUR INVESTMENT IN MURPHY USA.

Sincerely,

R. Madison Murphy Chairman of the Board of Directors Murphy USA Inc. March 23, 2023

NOTICE OF ANNUAL MEETING

DATE AND TIME	LOCATION	RECORD DATE
Thursday, May 4, 2023 8:00 a.m. Central Time	Murphy USA Headquarters 200 East Peach Street El Dorado, Arkansas 71730	Record Date The close of business March 7, 2023

The Annual Meeting of Stockholders of Murphy USA Inc. (the “Company”) will be held at Murphy USA’s corporate headquarters, 200 East Peach Street, El Dorado, Arkansas 71730, on Thursday, May 4, 2023, at 8:00 a.m., Central Time, for the following purposes:

1.	Election of three Class I directors whose current terms expire on the date of the 2023 Annual Meeting;

2.	Ratification of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2023;

3.	Approval of executive compensation on an advisory, non-binding basis;

4.	Approval of the Murphy USA Inc. 2023 Omnibus Incentive Plan; and

5.	Such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 7, 2023, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting. A list of all stockholders entitled to vote is on file at the office of the Company, 200 East Peach Street, El Dorado, Arkansas 71730.

Cast Your Vote Right Away

It is very important that you vote. Please cast your vote right away on all of the proposals listed above to ensure that your shares are represented. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail or, if you requested to receive printed proxy materials, on your enclosed proxy card or voting instruction form.

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for

the 2023 Annual Stockholder Meeting To Be Held on May 4, 2023:

This Notice of the 2023 Annual Meeting, the 2023 Proxy Statement and the 2022 Annual Report

on Form 10-K are available, free of charge, at www.proxyvote.com.

This year, we will be furnishing proxy materials over the internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s (“SEC”) notice and access rules. Many of our stockholders will receive the Notice in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card and our 2022 Annual Report. We believe that this process will reduce the environmental impact of our Annual Meeting as well as reduce the costs of printing and distributing our proxy materials. The Notice will instruct you as to how you may access and review all of the proxy materials on the internet.

All stockholders who do not receive the Notice will receive a paper copy of the proxy materials and our 2022 Annual Report by mail, unless they have previously elected to receive proxy materials by email. We remind stockholders who receive the Notice that the Notice is not itself a proxy card and should not be returned with voting instructions. The Notice only presents an overview of the more complete proxy materials. Stockholders should review the proxy materials before voting.

The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders may receive a paper copy of our proxy materials, including this Proxy Statement, a proxy card or voting instruction card and our 2022 Annual Report. At www.proxyvote.com, stockholders may also request to receive future proxy materials in printed form by mail or electronically by email.

By the Order of the Board of Directors.

Gregory L. Smith

Vice President, General Counsel

and Corporate Secretary

El Dorado, Arkansas

March 23, 2023

PROXY STATEMENT	1

Solicitation	1

Quorum and Voting Procedures	1

Vote Necessary to Approve Proposals	1

Voting Securities	2

PROPOSAL 1 –	Election of Three Class I Directors Whose Current Terms Expire on the Date of the 2023 Annual Meeting	3

Director Nominees	3

Continuing Directors	6

BOARD AND GOVERNANCE MATTERS	11

OWNERSHIP OF MURPHY USA COMMON STOCK	17

Security Ownership of Certain Beneficial Owners	17

Security Ownership of Directors and Management	17

PROPOSAL 2 –	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2023	19

Audit Committee Report	20

PROPOSAL 3 –	Approval of Executive Compensation on an Advisory, Non-Binding Basis	22

COMPENSATION DISCUSSION & ANALYSIS	23

EXECUTIVE COMPENSATION	35

PROPOSAL 4 –	Approval of the Murphy USA Inc. 2023 Omnibus Incentive Plan	47

SUBMISSION OF STOCKHOLDER PROPOSALS	55

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2023 ANNUAL MEETING	55

OTHER INFORMATION	56

APPENDIX A – NON-GAAP RECONCILIATION	A-1

APPENDIX B – MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN	B-2

This Proxy Statement is issued by Murphy USA Inc. In connection with the 2023 Annual Meeting of Stockholders scheduled for May 4, 2023.

This Proxy Statement and accompanying proxy card are first being made available to stockholders on or about March 23, 2023.

PROXY STATEMENT

Solicitation

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy USA Inc. (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 4, 2023 and Murphy USA will bear the cost of this solicitation of proxies. It is expected that the Notice will be mailed to stockholders beginning on or about March 23, 2023.

The complete mailing address of the Company’s principal executive office is 200 East Peach Street, El Dorado, Arkansas 71730.

References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy USA” refer to Murphy USA Inc. and its consolidated subsidiaries.

Quorum and Voting Procedures

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding shares of the Company’s stock entitled to vote at a meeting of stockholders shall constitute a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A “broker non-vote” occurs on a proposal when shares held by brokers or nominees who do not have discretionary power to vote on a non-routine matter and to whom voting instructions have not been given from the beneficial owners or persons entitled to vote.

How to attend the Annual Meeting and how to vote

If you are a shareholder of record or a participant in a Company Plan, you can vote your shares via the internet or by telephone 24 hours a day by following the instructions on your proxy card or in the Notice. The website address for internet voting, and the telephone number for telephone voting, are indicated on your proxy card or in the Notice. If you are a beneficial owner, or if you hold your shares in “street name” (that is, through a bank, broker or other nominee), please check your voting instruction form or contact your bank, broker or nominee to determine whether you will be able to vote via the internet or by telephone.

If you requested printed proxy materials and choose to vote by mail, you must complete, sign, date and return your proxy card in the postage-paid envelope provided if you are a shareholder of record, or your voting instruction form if you hold your shares in “street name.” Please promptly mail your proxy card or voting instruction form to ensure that it is received prior to the Annual Meeting.

To vote during the Annual Meeting, you must be in attendance. You must bring a valid government issued picture identification in order to attend the Annual Meeting. Those in attendance will also have an opportunity to ask questions during the Annual Meeting. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy as described above prior to the Annual Meeting, so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must also bring a copy of a statement reflecting your stock ownership as of the record date in order to attend the Annual Meeting. You must also obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting.

Vote Necessary to Approve Proposals

General

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the Annual Meeting. The Judges of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote.

Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet before the meeting as described in the telephone/internet voting instructions on your proxy card, the Company will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

If you are a shareholder of record and sign, date and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 1

PROXY STATEMENT | VOTING SECURITIES

The Board recommends that you vote FOR all the director nominees (Proposal 1), FOR the approval of the action of the Audit Committee in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2023 (Proposal 2), FOR the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (on an advisory, non-binding basis) (Proposal 3) and FOR the approval of the Murphy USA Inc. 2023 Omnibus Incentive Plan (Proposal 4). Shares represented by properly executed proxies that do not specify voting instructions will be voted in accordance with the Board’s recommendations.

Proposal 1 – Election of Three Class I Directors Whose Current Terms Expire on the Date of the 2023 Annual Meeting

The Class I directors shall be elected by a majority of the votes cast at the Annual Meeting so long as a quorum is present and the election is not contested. You may vote “for,” “against” or “abstain” on each director. Abstentions and “broker non-votes” shall have no effect on the outcome of this proposal.

All Other Proposals

For Proposals 2, 3 and 4, the affirmative vote of a majority of the shares of our capital stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for approval. You may vote “for,” “against” or “abstain” on these matters. If you vote to “abstain,” it will have the same effect as a vote “against” for these three proposals. “Broker non-votes” shall have no effect on the outcome of Proposals 3 and 4.

Broker Voting

If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and internet voting. Under current New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year should be considered a routine matter. However, for purposes of determining the outcome of any non-routine matter as to which the broker does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter. Notably, Proposals 1, 3 and 4 should be considered non-routine matters and your broker is not permitted to vote your shares without your instructions and such uninstructed shares are considered “broker non-votes.”

Voting Securities

On March 7, 2023, the record date for the meeting, the Company had 21,782,207 shares of common stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. Information as to common stock ownership of certain beneficial owners and management is set forth in the tables under “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Directors and Management” included on page 17 of this Proxy Statement.

PROPOSAL 1	ELECTION OF THREE CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE ON THE DATE OF THE 2023 ANNUAL MEETING

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership, public company experience or educational achievement. When considering new candidates, the Nominating and Governance Committee, with input from the Board, will seek to ensure the Board reflects a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, government/regulation, leadership and convenience store and other retail-related industries, sufficient to provide sound and prudent guidance with respect to our operations and interests. In addition, although it does not have a separate policy with respect to diversity, the Nominating and Governance Committee considers the issue of diversity among the factors used to identify nominees for directors and is committed to seeking out a representative pool of candidates for each board opening. The goal is to assemble and maintain a Board comprised of individuals that not only possess a high level of business acumen, but who also demonstrate a commitment to the Company’s Code of Business Conduct and Ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the three nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by the proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board size may be reduced.

All directors, other than Mr. Clyde (our President and Chief Executive Officer), were determined to be independent by the Board based on the rules of the NYSE and the standards of independence included in the

Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships of certain directors (Mr. Murphy and Mr. Deming are first cousins).

Mr. Murphy became the Non-Executive Chairman of the Board in connection with the spin-off of the Company from Murphy Oil Corporation (the “Spin-Off”), which was completed on August 30, 2013. As an independent chairman, he leads our regularly scheduled meetings of independent directors in executive session, held outside the presence of Company management. These meetings occur at a minimum of three Board meetings each year.

Stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy USA Inc., 200 East Peach Street, El Dorado, Arkansas 71730. Communications will be kept confidential and forwarded to the specified director(s). Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary. The names and relevant detail of the nominees are listed below.

Director Nominees

Our Board is divided into three classes serving staggered three-year terms. Messrs. Deming and Taylor and Ms. Phillips, who are Class I directors, are nominated for re-election at this Annual Meeting of Stockholders. Class II and Class III directors will serve until our annual meetings of stockholders in 2024 and 2025, respectively. At each annual meeting of stockholders, directors will be elected for three-year terms to succeed the class of directors whose terms have expired. This section details the name, age, class, qualifications and committee memberships of our directors as of the 2023 Annual Meeting of Stockholders.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 3

PROPOSAL 1 | ELECTION OF DIRECTORS

The following Class I directors are nominated for re-election at this Annual Meeting of Stockholders.

CLAIBORNE P. DEMING Age: 68 Director since: August 2013 Board Committees: Executive Compensation Committee (Chair) Executive Committee

Chairman of the Board of Murphy Oil (a NYSE-listed oil and natural gas exploration and production company) since 2012; President and Chief Executive Officer from October 1994 through December 2008

Skills and Experience: Mr. Deming brings over 40 years of experience in the oil and gas industry to the Board. While CEO of Murphy Oil, Mr. Deming established the initial relationship with Walmart Inc. that underpins the Murphy USA brand. In addition to his executive leadership experience, Mr. Deming has served on the boards of two other public companies in the energy sector, chairing one of these boards since 2012. He is the former chair of an advisory committee to the Secretary of Energy. Mr. Deming has served in an advisory role with private firms providing strategic and financial advice to investors, management teams, boards of directors, governmental bodies, and other professionals and participants in the global energy industry. Mr. Deming is also a licensed attorney and has served on numerous private and state boards. His deep understanding of the energy sector and strategy strengthens the Board’s collective knowledge.

HON. JEANNE L. PHILLIPS Age: 69 Director since: November 2018 Board Committees: Audit Committee Nominating and Governance Committee

Senior Vice President, Corporate Engagement & International Relations of Hunt Consolidated, Inc. (one of the largest privately-held family of companies in the U.S. involved in oil and gas exploration and production, real estate, and investment management) since 2004; President of Hunt Global Partnerships, Inc. (Hunt Oil Company’s corporate social responsibility program); Director of Turtle and Hughes Inc. (one of the largest independent electrical and industrial distribution companies in the U.S.) from 2018 to 2022; U.S. Permanent Representative to the Organization for Economic Cooperation and Development (OECD) with rank of U.S. Ambassador in Paris from 2001 to 2003

Skills and Experience: The Honorable Ms. Phillips brings unique experience to the Board in the areas of governmental affairs and public policy after having served in varying capacities at the state, national, and international levels. In addition, as an executive with a large, privately-held energy company, she has extensive experience in the areas of corporate leadership, corporate communications, crisis management, and sustainability which bolsters the Board’s ability to react to an ever-changing business environment.

PROPOSAL 1 | ELECTION OF DIRECTORS

JACK T. TAYLOR Age: 71 Director since: August 2013 Board Committees: Audit Committee (Chair) Executive Compensation Committee

Director of Genesis Energy LP (a NYSE-listed midstream energy master limited partnership) since 2013 and member of the Audit and Governance, Compensation and Business Development Committees; Director of Sempra (a NYSE-listed Fortune 500 energy services company) since 2013 and member of the Executive, Audit and Compensation and Talent Development Committees; Chief Operating Officer- Americas and Executive Vice Chair of U.S. Operations for KPMG LLP (one of the world’s largest audit, tax, and advisory firms) from 2005 to 2010

Skills and Experience: Mr. Taylor, a certified public accountant, has extensive experience with financial and public accounting issues as well as deep knowledge of the energy industry. He was a partner at KPMG, LLP for 29 years. As an executive leader, Mr. Taylor was responsible for the execution of global strategy within all KPMG member firms in North and South America, encompassing more than 40,000 employees and $8 billion in revenue. Mr. Taylor initially sponsored and chaired KPMG’s Diversity Advisory Board upon its formation and early development. At KPMG, Mr. Taylor has extensive experience in capital markets activities with involvement in SEC registration statements, mergers and acquisitions, corporate recovery and bankruptcies. He has served on the audit committees of two other publicly traded energy companies for almost a decade, currently serving as chair of one of these committees. Mr. Taylor lends considerable expertise to our Board in finance, accounting, and energy matters.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 5

PROPOSAL 1 | CONTINUING DIRECTORS

Continuing Directors

The following Class II and Class III directors are not up for re-election at this Annual Meeting of Stockholders. Class II directors will be up for election at our Annual Meeting in 2024 and Class III directors will be up for election at our Annual Meeting in 2025.

Class II Directors (terms expiring at the 2024 Annual Meeting)

DAVID L. GOEBEL Age: 72 Director since: October 2021 Board Committees: Audit Committee Executive Compensation Committee

Chairman of the Board of Jack in the Box Inc. (a NASDAQ-listed operator and franchisor of more than 2,800 restaurants) since 2020, Director since 2008; Director of Wingstop Inc. (a NASDAQ-listed operator and franchisor of over 1,950 fast casual restaurant locations across the U.S. and internationally) since 2017; Partner and Faculty Member for The ExCo Group, LLC a worldwide firm that provides peer-to-peer mentoring services for CEOs and senior business executives; Chief Executive Officer of Applebee’s International, Inc. (a former NASDAQ-listed operator of over 2,000 restaurants across the U.S. and internationally) from 2006 to 2007

Skills and Experience: More than 40 years of experience in retail, food service, and hospitality provides Mr. Goebel with vast knowledge that benefits the Board. Mr. Goebel brings unique knowledge to the Board from his service in capacities as CEO, Board Chair, and director with three well-known, public company restaurant chains, as well as his service on several private company boards, including Quick Chek Corporation prior to its acquisition by the Company in January 2021. His comprehensive experience in food and beverage, supply chain management, risk assessment, risk management, succession planning, executive development, executive compensation, and strategic planning enables him to share valuable insights and perspectives with the Board.

FRED L. HOLLIGER Age: 74 Director since: August 2013 Board Committees: Executive Compensation Committee Nominating and Governance Committee

Chairman and Chief Executive Officer of Giant Industries Inc. (a former NYSE-listed petroleum refining and retail convenience store company) from 2002 to 2007 when it was acquired by Western Refining, Inc.; Independent consultant to Western Refining, Inc. (a former NYSE-listed crude oil refiner and marketer) from 2007 through June 2012

Skills and Experience: Mr. Holliger’s career in the energy industry spans more than four decades in a variety of engineering, marketing, supply, and management positions, including serving as Chairman and CEO of a publicly traded petroleum refiner and convenience store operator. His broad knowledge of all aspects of the downstream sector from refining to retail makes Mr. Holliger a unique asset for the Board.

PROPOSAL 1 | CONTINUING DIRECTORS

JAMES W. KEYES Age: 67 Director since: August 2013 Board Committees: Executive Committee Executive Compensation Committee

Director of Andretti Acquisition Corp. (a NYSE-listed special purpose acquisition company) since January 2022; Director of LightJump Acquisition Corporation (a NASDAQ-listed special purpose acquisition company) since January 2021; Chairman of Wild Oats LLC (a producer of natural and organic food) since January 2012; Chief Executive Officer of Fresh & Easy, LLC (an operator of a chain of grocery stores) from November 2012 to October 2015, which filed for reorganization under Chapter 11 of the US Bankruptcy Code in October 2015; Chairman and Chief Executive Officer of Blockbuster Inc. (a former NYSE-listed provider of home movie and video game rental services) from 2007 to 2011; Chief Executive Officer of 7-Eleven, Inc. (a former NYSE-listed operator and franchisor of convenience stores) from 2000 to 2005

Skills and Experience: Mr. Keyes’ executive leadership experience includes serving as CEO of two Fortune 500 companies. While leading 7-Eleven, Inc., he spearheaded the introduction of fresh foods, building a nationwide network of commissaries and a distribution system for daily fresh product delivery which resulted in the growth of fresh food sales to over 20% of the product mix. In addition to his executive leadership experience, Mr. Keyes currently serves on two other public company boards and has served on the boards of numerous private companies in a variety of industries. Mr. Keyes’ industry knowledge and business expertise are invaluable to our Board.

DIANE N. LANDEN Age: 61 Director since: August 2013 Board Committees: Nominating and Governance Committee (Chair) Audit Committee

Owner and President of Vantage Communications, Inc. (a private company in investment management, communications and broadcast property ownership company) since 1990; Chairman and Executive Vice President of Noalmark Broadcasting Corporation (a private radio and media company) since 2012; Partner at Munoco Company L.C. (a private oil and gas exploration and production company) from 2012 to 2021; Secretary and Director of Loutre Land and Timber Company (a private natural resources company) from 1998 to 2021, and member of its Executive and Nominating Committees

Skills and Experience: With over 30 years of experience in communications and broadcast property ownership and management, Ms. Landen brings a special set of skills to the Board. Ms. Landen has been an owner and served on the boards of private companies involved in oil and gas exploration and production and timber. In addition, she is a managing member or owner of several private investment and real estate management companies. The Board benefits from her asset management experience and unique insights into communications, media, and natural resources industries.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 7

PROPOSAL 1 | CONTINUING DIRECTORS

Class III Directors (terms expiring at the 2025 Annual Meeting)

R. MADISON MURPHY Age: 65 Director since: August 2013 Board Committees: Executive Committee (Chair) Ex-officio of all Committees

Chairman of the Murphy USA Board of Directors since August 2013; Director of Murphy Oil Corporation (“Murphy Oil”) (a NYSE-listed oil and natural gas exploration and production company) since 1993, Chairman of Finance Committee as well as Chairman of the Board from 1994 to 2002 and Chief Financial Officer from 1992 to 1994; Managing Member of Murphy Family Management, LLC (manages investments, farm, timber and real estate) since 1998; Director of Deltic Timber Corporation (a former NYSE-listed natural resources and timberland company) from 1996 until its merger with Potlatch Corporation in February 2019; Director of BancorpSouth, Inc. (a NYSE-listed financing holding company) from 2000 to 2011; Chairman of the Arkansas State Highway Commission from 2011 to 2013, member from 2003 to 2013,; Owner of Presqu’ile Winery (a family-owned winery in the Santa Maria Valley) since 2008; Chair of Hendrix Board of Trustees (a private liberal arts college in Conway, Arkansas) from 2001 to 2011, member since 1995; President of The Murphy Foundation (a private foundation in El Dorado, Arkansas) since 1988

Skills and Experience: Mr. Murphy has been involved in the energy sector for more than 40 years. In addition to his executive leadership in finance, Mr. Murphy has served on the boards of three other public companies in the energy, banking, and natural resources sectors, chairing one of these boards from 1994 to 2002. As an owner and operator of a winery, Mr. Murphy has a robust understanding of alcohol distribution regulations as well as sustainable practices. This understanding further extends to wildlife and habitat conservation in his farming operations which led the U.S. Department of the Interior to grant him a National Wetlands Conservation Award in 2004. His experience in executive and board leadership positions brings to the Board a unique business and financial perspective.

R. ANDREW CLYDE Age: 59 Director since: August 2013 Board Committees: Executive Committee

President and Chief Executive Officer of Murphy USA since its August 2013 spin-off; Director and member of Audit Committee of The Federal Reserve Bank of St. Louis since January 2021 (previously served two terms on the Little Rock Branch); National Trustee for Boys & Girls Clubs of America since 2020; Partner (Global Energy Practice), of Booz & Company (and prior to August 2008, Booz Allen Hamilton) (a global management and strategy consulting firm) from 2000 to 2013 (joined 1993), where he held leadership roles as North American Energy Practice Leader, Dallas office Managing Partner, and member of the Nominating Committee. Prior public accounting experience with Arthur Andersen & Co. and CPA

Skills and Experience: As President and CEO, Mr. Clyde has led the operational, cultural, and strategic transformation of Murphy USA since its public inception, leveraging his 20 years of management consulting experience serving integrated downstream and midstream energy firms, large independent c-store chains and a variety of small-box retailers on similar engagements. Serving on the St. Louis Federal Reserve Bank provides Mr. Clyde deep insights into the macro economy, state of markets and consumers, and evolving payments systems. In his prior consulting tenure, Mr. Clyde was a senior member of multiple global human capital leadership committees, providing insights for many of the foundational design elements of Murphy USA’s talent and culture strategy, which in turn supports Board succession planning. Mr. Clyde also serves on a mix of local and national not-for-profit organizations which provide insights into the challenges facing the communities Murphy USA serves. His broad industry knowledge, analogous strategic and transformational experiences and insights into Murphy USA’s customers and markets make Mr. Clyde a valuable member of our Board.

PROPOSAL 1 | CONTINUING DIRECTORS

DAVID B. MILLER Age: 73 Director since: January 2016 Board Committees: Executive Compensation Committee Nominating and Governance Committee

Co-Founder and Managing Partner of EnCap Investments L.P. (“EnCap”) (a leading provider of growth capital to independent energy companies) since 1988; President of PMC Reserve Acquisition Company (a partnership jointly owned by EnCap and Pitts Energy Group) from 1988 to 1996; Co-Chief Executive Officer and Co-Founder of MAZE Exploration Inc. (a Denver-based oil and gas company) from 1981 to 1988; Director of Halcon Resources Corporation (a NYSE-listed independent energy company) from 2012 to 2016; Chair of Southern Methodist University Board of Trustees (a nationally ranked private university in Dallas, Texas), member since 2008

Skills and Experience: Having started his professional career in the banking industry, Mr. Miller provides considerable expertise to the Board in the areas of banking and finance. His executive leadership experience includes serving as the Managing Partner of a firm that he co-founded. In this capacity, Mr. Miller often directly engages with institutional investors on ESG practices in the energy industry, including numerous large pension funds and university endowments. In addition to having served on the boards of four other publicly traded companies in the energy sector, Mr. Miller has served on the boards of numerous private oil and gas exploration and production companies. He is also a member of the council that serves as an oil and gas advisory committee to the Secretary of Energy. Mr. Miller’s broad energy industry knowledge and his leadership experience and expertise in business valuation, capital structure and strategic relationships complement the collective strength and leadership of our Board.

ROSEMARY L. TURNER Age: 61 Director since: October 2021 Board Committees: Audit Committee Nominating and Governance Committee

Director of TFI International (a NYSE-listed North American leader in the transportation and logistics industry) since 2020; Director of Core-Mark Holding Company, Inc. (a former NASDAQ-listed convenience store wholesale distributor) from May 2021 until its acquisition by Performance Food Group, Inc. in September 2021; 40-year career with United Parcel Service, Inc. (“UPS”) (a NYSE-listed multinational shipping and receiving and supply chain management company) retiring as President of Northern California in 2019; Director of San Francisco Federal Reserve Board, which she formerly Chaired in 2021, Director of SCAN Health Plan (one of the largest Medicare Advantage plans in the nation with revenues of over $4 billion) since 2021; Director of The Bouqs Company (a leading online floral retailer that delivers fresh flowers from eco-friendly, sustainable farms) since 2020; Director of the Philadelphia Federal Reserve Board from 2010 to 2013 Senior Advisor to Oaktree Infrastructure Fund (an infrastructure core fund managed by Oaktree Capital Management) since 2020

Skills and Experience: Ms. Turner has an impressive history in the logistics and distribution industry. In her distinguished executive career, she served as president of various UPS divisions for 22 years, applying her strengths in business development, relationship management and operational stewardship. At UPS, Rosemary was responsible for the largest East and West territories with an average of 25k employees and revenues in excess of $2 billion. Ms. Turner has also served as director of two other publicly traded companies that are leaders in the logistics and distribution industry. Through her experience with the Philadelphia Federal Reserve Board and the San Francisco Federal Reserve Board which she chaired in 2021, Ms. Turner has an excellent understanding of the macroeconomy state of marketing and consumers, and evolving payment systems. Our Board benefits from her deep experience in supply chain and logistics and finance.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 9

PROPOSAL 1 | ELECTION OF DIRECTORS

BOARD AND GOVERNANCE MATTERS

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer of Murphy USA are currently held by two individuals. Mr. Murphy serves as our Chairman of the Board as a non-executive and independent director. Mr. Clyde serves as our President & Chief Executive Officer, and also serves as a director. Along with Messrs. Murphy and Clyde, other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the President and Chief Executive Officer is most familiar with the Company’s business and industry, most involved in the Company’s day-to-day operations and most capable of leading the execution of the Company’s strategy. The Board believes that having separate roles of Chairman and President and Chief Executive Officer is in the best interest of stockholders at this time because it facilitates independent oversight of management.

Environmental, Social and Governance (ESG)

The Nominating and Governance Committee is responsible for reviewing the Company’s strategy, initiatives, policies and practices on ESG matters,

including climate-related matters, that are significant to the Company, as well as the Company’s reporting of its ESG performance.

Our ESG strategy is overseen by the ESG Steering Committee, a group comprised of our CEO, Executive Vice President and Senior Vice Presidents. This ESG strategy is implemented at a functional level by an ESG working group, which is comprised of cross-functional subject matter experts from across the business.

As part of our commitment to ESG, we are also focused on transparently reporting on our progress. In 2022, we published our initial Environmental, Social and Governance Summary that considered internationally recognized standards and frameworks, such as the Value Reporting Foundation’s Sustainability Accounting Standards Board (SASB) standards. This summary represents a pivotal first step in the continued evolution of our reporting on the sustainability of our business strategy and other important ESG topics. In 2023, we plan to issue an updated ESG Summary. Additionally, we plan to report our 2022 Scope 1 and Scope 2 greenhouse gas emissions (GHG). We will also continue to annually disclose our EEO-1 report on our website.

For more information about our ESG program please visit our website. https://ir.corporate.murphyusa.com (1).

(1)

Web addresses to our website throughout this document are provided for convenience only. Nothing on our website, including our impact report or our ESG Summary, shall be deemed part of, or incorporated by reference into, this Proxy Statement. Some of these statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and our reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. Inclusion of metrics or other information in such reports is not intended to imply that such information is material to the Company. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 11

BOARD AND GOVERNANCE MATTERS | RISK MANAGEMENT

Risk Management

Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs.

The Board of Directors exercises risk management oversight and control both directly and indirectly, the latter through various board committees as discussed below. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial and cybersecurity risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company’s Corporate Governance Guidelines, manages risks associated with the independence of the Board and potential conflicts of interest, along with the Company’s ESG process and governance. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports and by the President and Chief Executive Officer about the known risks to the strategy and the business. The Board of Directors does not believe that its role in risk-oversight has been affected by having separate roles of Chairman and President & Chief Executive Officer.

BOARD AND GOVERNANCE MATTERS | COMMITTEES

Committees

Our Board of Directors has established several standing committees in connection with the discharge of its responsibilities. The following table presents the standing committees of the Board and the current membership of the committees and the number of times each committee met in 2022.

NOMINEE / DIRECTOR	AUDIT	EXECUTIVE	EXECUTIVE COMPENSATION	NOMINATING AND GOVERNANCE

R. Madison Murphy	X(2)	X(1)	X(2)	X(2)

R. Andrew Clyde		X

Claiborne P. Deming		X	X(1)

David L. Goebel	X		X

Fred L. Holliger			X	X

James W. Keyes		X	X

Diane N. Landen	X			X(1)

David B. Miller			X	X

Hon. Jeanne L. Phillips	X			X

Jack T. Taylor	X(1)		X

Rosemary L. Turner	X			X

Number of meetings in 2022	7	6	4	3

(1)	Committee Chair
(2)	Ex-Officio

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 13

BOARD AND GOVERNANCE MATTERS | COMMITTEES

Audit Committee – The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, the management of major financial risk and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. Additionally, the Audit Committee reviews cybersecurity risks through regular updates from management, and it monitors the status of ongoing projects to strengthen existing controls and mitigate the risk of cybersecurity incidents. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of Internal Audit for these purposes. The Board has designated Messrs. Taylor and Murphy as its Audit Committee Financial Experts as defined in Item 407 of Regulation S-K. All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards. For more information about Audit Committee procedures see pages 19-20.

Executive Committee – The Executive Committee is vested with the authority to exercise certain functions of the Board when the Board is not in session. The Executive Committee is also in charge of all general administrative affairs of the Company, subject to any limitations prescribed by the Board.

Executive Compensation Committee – The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan and its equity incentive compensation plans.

The Executive Compensation Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and the Company’s independence standards. See “Compensation Discussion and Analysis” for additional information about the Executive Compensation Committee. In carrying out its duties, the Executive

Compensation Committee has direct access to outside advisors, independent compensation consultants and others to assist them.

Nominating and Governance Committee – The Nominating and Governance Committee identifies and recommends potential director candidates, makes annual independence recommendations as to each director, recommends appointments to Board committees, oversees the self-evaluation process of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines.

Stockholders desiring to recommend director candidates for consideration by the Nominating and Governance Committee will be able to address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy USA Inc., 200 East Peach Street, P.O. Box 7300, El Dorado, Arkansas 71731-7300. As a matter of policy, director candidates recommended by stockholders will be evaluated on the same basis as candidates recommended by the directors, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to directors.

The Nominating and Governance Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and the Company’s independence standards. This committee coordinates with the Chairperson for each other Board committee to discuss and identify succession planning issues and makes recommendations to the full Board as needed. The Nominating and Governance Committee is also responsible for reviewing the Company’s strategy, initiatives, policies and practices on ESG matters, including climate-related matters, that are significant to the Company, as well as the Company’s reporting of its ESG performance.

Charters for the Audit, Executive, Executive Compensation and Nominating and Governance Committees, along with the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are available on the Company’s website at https://ir.corporate.murphyusa.com.

BOARD AND GOVERNANCE MATTERS | MEETINGS AND ATTENDANCE

Meetings and Attendance

During fiscal year 2022, there were six meetings of the Board. All nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. Pursuant to the Company’s Corporate Governance Guidelines, non-employee directors, all of whom are independent, must meet in executive session, without management, in conjunction with at least three regularly scheduled Board meetings per year, and did so in 2022. Mr. Murphy, in his role as Chairman of the Board, presided at these executive sessions. Also, as set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend the Annual Meeting of Stockholders, and all did so in 2022.

Compensation of Directors

Directors who are employees of Murphy USA do not receive compensation for their services on the Board. Our Board of Directors determines annual retainers and other compensation for non-employee directors. The primary elements of our non-employee director compensation program include a combination of cash and equity. In 2022, the cash component consisted of an annual retainer for each non-employee director in the amount of $100,000, plus an additional annual retainer for each chair as follows:

•	Chairman of the Board: $155,000

•	Audit Committee Chair: $20,000

•	Executive Compensation Committee Chair: $15,000

•	Nominating & Governance Committee Chair: $12,000

All elements of cash components are paid in quarterly installments. The Company also reimburses directors for travel, lodging and other related expenses they incur in attending Board and Committee meetings.

In addition to the cash component, the non-employee directors receive an annual grant of time-based restricted stock units which cliff vest after three years. Each non-employee director received a restricted stock unit grant with a target value of $150,000 on February 10, 2022. In connection with the Company’s adoption of a quarterly dividend, commencing in December 2020, the Executive Compensation Committee approved the issuance of dividend equivalent units to the non-employee directors holding outstanding restricted stock units to be paid upon the issuance of shares of the Company’s common stock in settlement of the underlying restricted stock unit.

Further information regarding non-employee director compensation is set forth in the following table.

2022 Non-Employee Director Compensation Table

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)

R. Madison Murphy	255,156	138,210	25,000	418,366

Claiborne P. Deming	115,156	138,210	25,000	278,366

David L. Goebel	100,000	138,210	—	238,210

Fred L. Holliger	100,156	138,210	—	238,366

James W. Keyes	100,156	138,210	—	238,366

Diane N. Landen	112,156	138,210	25,000	275,366

David B. Miller	100,156	138,210	—	238,366

Hon. Jeanne L. Phillips	100,156	138,210	—	238,366

Jack T. Taylor	120,156	138,210	25,000	283,366

Rosemary L. Turner	100,000	138,210	—	238,210
(1)	The amounts shown reflect the cash retainers paid during the fiscal year ended December 31, 2022.
(2)

The amounts shown reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718 regarding stock compensation, for restricted stock unit awards and dividend equivalent units granted to the non-employee directors in 2022. The aggregate number of unvested restricted stock units and dividend equivalent units held as of December 31, 2022 by David L. Goebel and Rosemary L. Turner was 995 and 3,117 for each other non-employee director.

(3)	The amounts shown represent contributions made on behalf of Mr. Murphy, Mr. Deming, Ms. Landen and Mr. Taylor to charitable organizations under our gift matching program.

The column above showing “All Other Compensation” represents the incremental cost of matching gifts. The non-employee directors are eligible to participate in our gift matching program on the same terms as Murphy USA employees. Under this program, an eligible person’s total gifts of up to $12,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals in an amount equal to twice the amount contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations in an amount equal to the contribution made by the eligible person.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 15

BOARD AND GOVERNANCE MATTERS | NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES AND PLEDGING

Non-Employee Director Stock Ownership Guidelines and Pledging

The Board of Directors also established stock ownership guidelines for non-employee directors of the Company. Directors are expected to achieve stock ownership of at least three times their annual cash retainer within five years of beginning their service. A director may not pledge Company securities either by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the guidelines above. Once such stock ownership target has been achieved, a director is permitted to pledge Company securities in compliance with applicable law (including disclosure of such pledging in the Company’s proxy statement, as required by SEC regulations), so long as all stock owned to satisfy the applicable stock ownership target remains unpledged. Any pledging of shares must be disclosed to the Corporate Secretary and to the Board in advance of such pledging. These guidelines are designed to ensure that directors display confidence in the Company through the ownership of a significant amount of our stock. As of December 31, 2022, all of our directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Review, Approval or Ratification of Transactions with Related Persons

During 2022, the Company did not engage in any related-person transactions involving members of the Company’s Board or executive officers. Conflicts of interest subject to the Company’s written Code of Business Conduct and Ethics that constitute a Related Party Transaction, as defined under the rules of the SEC, shall be reviewed by the Nominating and Governance Committee of the Board.

The Nominating and Governance Committee reviews ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors these transactions on an ongoing basis. Executive officers and directors are governed by the Company’s written Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board of Directors or a Board committee and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in fiscal year 2022. The Company intends to disclose any waivers of or amendments to the Code of Business Conduct and Ethics that apply to our directors or executive officers on its website at https://ir.corporate.murphyusa.com. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

OWNERSHIP OF MURPHY USA COMMON STOCK

Security Ownership of Certain Beneficial Owners

The following are known to the Company to be the beneficial owners of more than five percent of the Company’s common stock (as of the most recent date of such stockholder’s Schedule 13G filing for Murphy USA with the SEC):

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENTAGE

BlackRock, Inc. 55 East 52nd Street New York, NY 10055(2)	2,667,009	11.8%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	2,236,020	10.3%
(1)

Includes common stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for Murphy USA for the period ended December 31, 2022.

(2)

A parent holding company or control person of the entities holding Murphy USA shares in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 2,600,915 shares with sole voting power, 0 shares with shared voting power, 2,667,009 shares with sole dispositive power and 0 shares with shared dispositive power.

(3)

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 0 shares with sole voting power, 36,647 shares with shared voting power, 2,177,842 shares with sole dispositive power and 58,178 shares with shared dispositive power.

Security Ownership of Directors and Management

The following table sets forth information, as of the record date, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as listed in the first table of the Compensation Discussion and Analysis section of this Proxy) and directors and executive officers as a group.

NAME	PERSONAL WITH FULL VOTING AND INVESTMENT POWER(1)(2)	PERSONAL AS BENEFICIARY OF TRUSTS		VOTING AND INVESTMENT POWER ONLY		EQUITY AWARDS VESTING WITHIN 60 DAYS	TOTAL	PERCENT OF OUTSTANDING (IF GREATER THAN ONE PERCENT)

Claiborne P. Deming	268,220	394,884		—		—	663,104	3.04%

David L. Goebel	—	—		—		—	—	(4)

Fred L. Holliger	—	15,900	(3)	—		—	15,900	(4)

James W. Keyes	18,900	—		—		—	18,900	(4)

Diane N. Landen	65,586	76,837		8,991	(6)	—	151,414	(4)

David B. Miller	43,112	—		—		—	43,112	(4)

R. Madison Murphy	—	442,077		165,279	(7)	—	607,356	2.78%

Hon. Jeanne L. Phillips	3,327	—		—		—	3,327	(4)

Jack T. Taylor	12,814	7,086	(5)	—		—	19,900	(4)

Rosemary L. Turner	—	—		—		—	—	(4)

R. Andrew Clyde	230,294	—		—		136,900	367,194	1.68%

Mindy K. West	99,477	—		—		25,850	125,327	(4)

Renee M. Bacon	10,290	—		—		6,100	16,390	(4)

Robert J. Chumley	4,877	—		—		19,600	24,477	(4)

Blake H. Segal	—	—		—		—	0	(4)

Directors and executive officers as a group (17 persons)	760,931	936,784		174,270		195,410	2,067,395	9.47%

(1)

Includes Murphy USA Savings 401(k) Plan shares in the following amounts: Mr. Clyde 1,521 qualified shares and Ms. West 808 qualified shares. Excludes shares of common stock underlying phantom stock units held under the Murphy USA Supplemental Executive Retirement Plan in the following amounts: Mr. Clyde 17,043 shares.

(2)	Includes shares of common stock held by spouse and other household members as follows: Mr. Deming 12,110 shares held by spouse; Ms. Landen 2,043 shares owned jointly with spouse and children.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 17

OWNERSHIP OF MURPHY USA COMMON STOCK | SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

(3)	Includes 15,900 shares of common stock held by trust for which Mr. Holliger and his spouse are the beneficiaries and trustees.
(4)	Less than 1%.
(5)	Includes 7,086 shares of common stock held by trust for which Mr. Taylor and his spouse are the beneficiaries and trustees.
(6)	Includes 8,991 shares of common stock held by trusts for which Ms. Landen is the trustee.
(7)

Includes (i) 72,050 shares of common stock held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed, (ii) 41,379 shares of common stock held in trust for children in which spouse is Trustee, (iii) includes 42,216 shares owned by The 2011 Murphy Family Trust beneficial ownership expressly disclaimed, (iv) includes 8,316 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed, (v) includes 1,318 shares of common stock held in trust for grandchildren in which spouse if Trustee, beneficial ownership is expressly disclaimed.

PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023

The Audit Committee and the Board of Directors have approved the engagement of KPMG LLP as Murphy USA’s independent registered public accounting firm for 2023. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the votes cast by the stockholders of Murphy USA Common Stock, which votes are cast “for” or “against” the ratification. Murphy USA’s Board is requesting stockholder ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Murphy USA and its stockholders.

The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of KPMG LLP partners and other professionals (if hired) to help ensure KPMG LLP satisfies applicable independence rules.

KPMG LLP has served as Murphy USA’s independent registered accounting firm since the Spin-Off in 2013 and prior to that served as the auditor to Murphy USA’s former parent for more than 60 years. KPMG LLP reports directly to the Audit Committee of Murphy USA. In selecting KPMG LLP as Murphy USA’s independent registered accounting firm for 2023, the Audit Committee considered a number of factors, including:

•	the quality of its ongoing discussions with KPMG LLP, including the professional resolution of accounting and financial reporting matters with its national office,

•	the professional qualifications of KPMG LLP, the lead audit partner and other key engagement partners,

•	KPMG LLP’s independence program and its processes for maintaining its independence,

•	KPMG LLP’s depth of understanding of Murphy USA’s businesses, accounting policies and practices and internal control over financial reporting,

•	the appropriateness of KPMG LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms),

•	consideration of KPMG LLP’s known legal risks and significant proceedings that may impair their ability to perform Murphy USA’s annual audit,

•	the most recent PCAOB inspection report on KPMG LLP and the results of “peer review” and self-review examinations, and

•	the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of KPMG LLP.

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as Murphy USA’s independent registered public accounting firm is in the best interests of Murphy USA and its stockholders. Under Murphy USA’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to the Chair of the Committee, subject to ratification of the full Committee at the next scheduled meeting. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 19

PROPOSAL 2 | AUDIT COMMITTEE REPORT

Audit Committee Report

Management is responsible for the preparation, presentation and integrity of Murphy USA’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of Murphy USA’s financial statements;

•	Murphy USA’s internal control over financial reporting;

•	Murphy USA’s compliance with legal and regulatory requirements;

•	The independent accountants’ qualifications, independence and performance;

•	The performance of Murphy USA’s internal audit function; and

•	Murphy USA’s IT risk exposure, including cybersecurity risks.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of Murphy USA’s independent registered public accounting firm. The Audit Committee’s charter is available in the Corporate Governance section of Murphy USA’s corporate website at https://ir.corporate.murphyusa.com.

The Audit Committee held seven meetings during 2022. The Audit Committee Chair and members of the Audit Committee also held numerous additional meetings throughout 2022 with members of Murphy USA corporate, business segment and internal audit management and with Murphy USA’s independent registered public accounting firm, KPMG LLP. The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.

Independence

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules, and that they each met the Company’s enhanced independent standard for membership on the Company’s Audit Committee.

Expertise

The Board of Directors has also determined, on the recommendation of the Nominating and Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards. Mr. Taylor and Mr. Murphy have been designated as the “audit committee financial experts,” as defined under SEC rules. The Audit Committee’s assistance in the Board of Directors’ oversight of Murphy USA’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on Murphy USA’s financial statements, financial reporting and internal control over financial reporting.

Audited Financial Statements

In the performance of its oversight function, the Audit Committee has considered and discussed the 2022 audited financial statements with management and KPMG LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Head of Internal Audit and the KPMG LLP engagement team the scope and plans for their respective audits and has met with each of the Head of Internal Audit and the senior engagement partner of KPMG LLP, with and without management present, to discuss audit results, their evaluations of Murphy USA’s internal controls and the overall quality of Murphy USA’s financial reporting. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

PROPOSAL 2 | AUDIT COMMITTEE REPORT

FEES PAID TO KPMG LLP

The table below shows the fees paid by Murphy USA to KPMG LLP in 2022 and 2021.

	2022 (IN THOUSANDS)	2021 (IN THOUSANDS)

Fees paid by Murphy USA:

Audit fees(1)	$1,175	$1,205

Audit-related fees(2)	$—	$139

Tax fees	$—	$—

All other fees(3)	$46	$42

Total Fees	$1,221	$1,386

(1)

Audit fees include fees for the audit of Murphy USA’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the Murphy USA consolidated audit and for 2022 include $25 for a consent related to the Company’s updated shelf registration. Audit fees include out-of-pocket expenses of $35 in 2022 and $20 in 2021.

(2)	Audit-related fees include fees in 2021 for comfort letters associated with debt issued to acquire Quick Chek Corporation.
(3)	All other fees include payments related to miscellaneous IT consulting costs in 2022 and 2021.

All of the services provided by KPMG LLP and the fees paid by Murphy USA were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by

KPMG LLP during the most recently completed fiscal year in its annual independence evaluation.

If you do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.

CONCLUSION

Based on the review and discussions described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements for the year ended December 31, 2022 in Murphy USA’s 2022 Annual Report on Form 10-K.

Audit Committee:

Jack T. Taylor (Chair)

David L. Goebel

Diane N. Landen

R. Madison Murphy

Hon. Jeanne L. Phillips

Rosemary L. Turner

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2023.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 21

PROPOSAL 3	APPROVAL OF EXECUTIVE COMPENSATION ON AN ADVISORY, NON-BINDING BASIS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain the Named Executive Officers, who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2022 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is being provided as required pursuant to Section 14A of the

Securities Exchange Act of 1934. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosures.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of stockholders and will consider stockholders’ views and the Executive Compensation Committee will evaluate whether any actions are necessary to address those views. Subject to our review of the voting results on Proposal 4, we currently anticipate that the next Say-on-Pay vote will be held at our 2024 annual general meeting of shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides an overview of the compensation provided to our CEO, CFO and three most highly compensated executive officers during the fiscal year-ended December 31, 2022:

NAME	TITLE

R. Andrew Clyde	President & CEO

Mindy K. West	EVP Fuels, CFO & Treasurer

Renee M. Bacon	SVP S&O & Chief Merchandising Officer

Robert J. Chumley	SVP & Chief Digital Officer

Blake H. Segal	SVP QuickChek

The five individuals above are collectively referred to herein as our “Named Executive Officers” or “NEOs.”

To further illustrate the concepts in this Compensation Discussion and Analysis, we have included charts and tables where we believe appropriate to enhance our stockholders’ understanding of the compensation of our NEOs. This Compensation Discussion and Analysis should be read in conjunction with this tabular information beginning on page 35 in this Proxy Statement.

Overview

Murphy USA operates one of the nation’s largest convenience store chains, with more than 1,700 stores in 27 states, located primarily in the Southwest, Southeast, Midwest and Northeast United States as of December 31, 2022, the majority of which are located in close proximity to Walmart Supercenters. The Company also markets gasoline and other products at standalone stores under the Murphy Express and QuickChek brands.

Executive Compensation Philosophy and Objectives

The Executive Compensation Committee (referred to as the “Committee” in this section) bases its executive compensation decisions on principles designed to align the interests of our executives with those of our stockholders. The Committee believes compensation should provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to motivate, attract, and retain key executives who are critical to its long-term success, the Company aims to provide pay packages that are competitive with others in the retail industry. In addition, the Company believes that executives should be rewarded for both the short- and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

Aligning Pay with Performance

The Committee believes our compensation programs provide a strong “pay for performance” link between the compensation provided to our executives and the Company’s performance relative to its peers. Consistent with the fundamental principle that compensation programs should pay for performance, the Company’s 2022 performance directly impacted compensation decisions and pay outcomes. Annual incentives for NEOs were earned at 156.3% of target, reflecting the Company’s 2022 performance relative to predefined targets. See pages 27-29 for additional information. Performance stock units (“PSUs”) linked to the Company’s performance for the three-year period ended in 2022 were earned at 200% of target. See page 32 for additional information.

We view performance in two ways: (1) the Company’s operating performance, including results against short- and long-term growth targets; and (2) return to stockholders over time, both on an absolute basis and relative to other companies, including both our peers and the S&P 500.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 23

COMPENSATION DISCUSSION AND ANALYSIS | 2022 BUSINESS HIGHLIGHTS

2022 Business Highlights

We measure our operating performance relative to the execution of a proven strategy that reflects five coherent themes that leverage our differentiated strengths and capabilities. This “5-Point Strategy” supports a business model which is both enduring in a highly volatile industry and difficult for competitors to replicate. Our strategy creates a unique way to compete for customers, workforce talent, supplier-partner support and stockholder capital. We take none of these stakeholders for granted and our goal is to create sustained value for all of them while making a positive impact in the communities we serve. Highlighted accomplishments among the 5-Point Strategy for 2022 include:

COMPENSATION DISCUSSION AND ANALYSIS | RETURN TO STOCKHOLDERS

Return to Stockholders

Since its inception, the Company has delivered consistent returns to our stockholders. Throughout January of 2022, the Company completed its $500 million share repurchase program initiated in October 2020. In 2022, the Company repurchased an additional $786 million in shares under the $1 billion share repurchase plan announced in 2021. As of year-end, $214 million remained available to be executed by December 31, 2026.

In total, we have completed over $2.7 billion in share repurchases and have reduced the original share count by more than 53% in a little more than 9 years of operation. Additionally, the Company announced in October 2022 a 21% year-over-year increase to the quarterly dividend, bringing it to $0.35 cents per share.

Our three-year annualized total shareholder return (TSR) for the period ending December 31, 2022 of approximately 35% outpaced the median TSR of our peer group (discussed in the “Role of Market Data” section included on page 26 in this Proxy Statement).

2022 “Say-on-Pay” Vote Result

The Committee carefully considered the results of our May 2022 Say-on-Pay vote on NEO compensation, in which 95.7% of the advisory votes cast were in support of the Company’s Say-on-Pay proposal and executive compensation programs for our NEOs as described in our 2022 Proxy Statement. The Committee interpreted this level of support as affirmation by our stockholders of the design and overall execution of our executive compensation programs.

Throughout the past year, the Company engaged in dialogue with our largest stockholders about various corporate governance topics, including executive compensation. The Company values these discussions and encourages our stockholders to provide feedback about our executive compensation programs.

Based on the results of the 2022 vote and our ongoing dialogue with our stockholders, as well as a consideration of evolving best practices, the Committee continues to examine our compensation programs to ensure alignment with stockholder interests remains strong.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 25

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DESIGN PRINCIPLES AND GOVERNANCE PRACTICES

Compensation Design Principles and Governance Practices

The Committee intends for its compensation design principles to protect and promote our stockholders’ interests. We believe our NEO compensation programs are consistent with best practices for sound corporate governance.

WE DO	WE DO NOT

✓   Pay for performance – a large majority of compensation  is performance-based and at-risk

✓   Mitigate undue business risk in compensation programs  and perform an annual compensation risk assessment

✓   Utilize an independent compensation consultant

✓   Provide modest perquisites

✓   Maintain stock ownership guidelines and restrict pledging

✓   Prohibit hedging transactions by executives

✓   Include “clawbacks” in our annual and long-term  incentive plans

✓   Effective with equity awards granted in 2023 under our current equity plan and, if approved, all equity grants to our employees under the Murphy USA, Inc. 2023 Plan, employ a “modified double trigger” for equity awards following a change-in-control (“CIC”)

×    Maintain employment contracts

×    Maintain separate CIC agreements other than with the CEO

×    Provide excise tax gross-ups on CIC benefits

×    Provide tax gross-ups on perquisites, except in connection with relocation assistance

×    Allow repricing or cash buyout of underwater options

×    Allow current payment of dividends or dividend equivalents on unearned long-term incentives

Role of the Committee

The Committee has responsibility for discharging the Board of Directors’ responsibilities with respect to compensation of the Company’s executives. In particular, the Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation. In doing so, the Committee reviews all elements of the CEO’s compensation. The Committee also approves executive compensation for the Company’s other executive officers, approves and administers incentive compensation and equity-based plans, and monitors compliance of directors and executive officers with Company stock ownership requirements. Pursuant to its charter, the Committee has the sole authority to retain and terminate compensation consultants as well the sole authority to approve their fees and other retention terms. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. For additional information on the responsibilities of the Committee, see the “Committees–Executive Compensation Committee” section included on page 14 in this Proxy Statement.

Role of Market Data

The Committee adopted a peer group for purposes of reviewing and approving 2022 compensation. Due to the relatively small number of publicly-traded retail convenience store competitors, the group was broadened to include other companies in similar industries with which Murphy USA competes for executive talent in order to create a sufficient sample of companies against which compensation can be compared. The peer group was developed based on certain attributes including:

•	Industry Sector: Direct motor fuel and convenience retailers, retailers exposed to vehicle miles traveled, and other small box, common goods retailers (e.g., quick service restaurants)

•	Scale of Operation: Revenue, non-fuel revenue, earnings before interest, taxes, depreciation, and amortization, market capitalization, number of employees, and store count

•	Method of Operation: Company-operated sites and direct-owned real estate

COMPENSATION DISCUSSION AND ANALYSIS | ELEMENTS OF COMPENSATION

The 2022 compensation peer group consists of the following companies:

• Alimentation Couche-Tard • Advance Auto Parts • Arko • AutoZone • Brinker • Casey’s General Stores • Chipotle Mexican Group • Cracker Barrel • Dollar General • Dollar Tree	• Five Below • Foot Locker • GameStop • Monro • O’Reilly Automotive • Sally Beauty • TravelCenters of America • Ulta Beauty

The performance peer group used to assess relative TSR performance under the Company’s PSU program is identical to the 2022 compensation peer group.

In addition to comparator company information, the Committee uses several industry compensation surveys to determine competitive market pay levels for the NEOs.

Base salaries and total target direct compensation for the Company’s NEOs were compared to the median of the market data to determine whether the Company’s compensation practices were in alignment with market pay levels. When making compensation-related decisions, the Committee aims to set compensation levels for executive officers based on a deliberate review of market compensation for a particular position as well as each individual’s possession of a unique skill or knowledge set, proven leadership capabilities or experience and Company performance. Based on such factors, the Committee may determine with respect to one or more individuals that it is appropriate for compensation to meet, exceed, or fall below the median of the market data for a particular compensation element or total compensation.

Role of the CEO in Compensation Decisions

The CEO periodically reviews the performance of each of the NEOs, excluding himself, develops preliminary recommendations regarding salary adjustments and annual and long-term award amounts, and provides recommendations to the Committee. The Committee can exercise its discretion to modify any recommendations and make final decisions. The CEO does not participate in Committee discussions regarding CEO compensation.

Elements of Compensation

Our compensation program is primarily comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs.

ELEMENT	KEY CHARACTERISTICS	OBJECTIVES

Base Salary	• Fixed minimum level of compensation	• Reward the executive for day-to-day execution of primary duties and responsibilities
	• Reviewed annually and adjusted if and when appropriate	• Provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance

Annual Incentives	• Variable cash compensation component	• Motivate and reward NEOs for achieving annual business goals
	• Performance-based award opportunity based on annual operational and individual performance	• Align executives’ interests with the interests of stockholders
• Encourage responsible risk-taking and individual accountability

Long-term Incentives	• Variable equity-based compensation component	• Align executives’ interests with the interests of stockholders
	• Performance-based award opportunity based on long-term performance	• Reinforce the critical objective of building stockholder value over the long term
• Focus management attention upon the execution of the long-term business strategy

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 27

COMPENSATION DISCUSSION AND ANALYSIS | TARGET COMPENSATION MIX

The majority of our NEO compensation is performance-based and is issued in the form of both annual and long-term incentives. Individuals in a position to influence the growth of stockholder value have larger portions of their total compensation delivered in the form of equity-based long-term incentives. The target mix of the elements of the compensation program for the CEO and other NEOs is shown in the following charts which outline the size, in percentage terms, of each element of target compensation.

Target Compensation Mix

Base Salary

Base salary is designed to provide a competitive fixed rate of pay recognizing each employee’s level of responsibility and performance. In setting base salary levels for NEOs, the Committee considers competitive market data in addition to other factors such as duties and responsibilities, experience, individual performance, retention concerns, internal equity considerations, Company performance, general economic conditions and marketplace compensation trends.

Base salaries are reviewed annually. In 2022, the Committee adjusted salaries awarded to each NEO to bring salaries closer to competitive market levels for similar positions. The following table shows the annual base salary rates for each of the NEOs effective February 1, 2021 and February 1, 2022:

NAME	TITLE	2021 SALARY ($)	2022 SALARY ($)

R. Andrew Clyde	President & CEO	1,235,000	1,235,000

Mindy K. West	EVP Fuels, CFO & Treasurer	700,000	725,000

Renee M. Bacon	SVP S&O & Chief Merchandising Officer	445,000	460,000

Robert J. Chumley	SVP & Chief Digital Officer	445,000	455,000

Blake H. Segal	SVP QuickChek	450,000	455,000

Annual Incentive Plan

We provide annual incentives for our executive officers through our stockholder-approved Murphy USA Inc. 2019 Annual Incentive Plan, as amended and restated effective as of January 1, 2019 (the “AIP”). The primary objective of the AIP is to align corporate and individual goals with stockholder interests and Company strategy and to reward employees for their performance relative to those goals. Murphy USA targets the median of market pay levels for target annual incentive compensation.

The actual bonus earned by executives may be above or below the median of market pay levels based on actual Murphy USA performance.

COMPENSATION DISCUSSION AND ANALYSIS | ANNUAL INCENTIVE PLAN

The Committee reviews market data annually with respect to competitive pay levels and sets specific bonus opportunities for each of our NEOs. The annual bonus target for Mr. Clyde was increased for 2022 to better align with similarly situated positions within the peer group. The following table shows target bonuses as a percentage of base salary for each of the NEOs in 2022:

NAME	TITLE	TARGET BONUS AS A % OF SALARY

R. Andrew Clyde	President & CEO	140

Mindy K. West	EVP Fuels, CFO & Treasurer	85

Renee M. Bacon	SVP S&O & Chief Merchandising Officer	70

Robert J. Chumley	SVP & Chief Digital Officer	70

Blake H. Segal	SVP QuickChek	70

Each NEO’s actual AIP bonus payment is determined by multiplying their target bonus amount by the corporate performance weighted performance score, as described below. The Committee has the authority to exercise negative discretion to reduce an NEO’s bonus payout based on subjective individual criteria to determine the final payout amount. The NEO’s actual AIP bonus payment may not exceed 200% of their target amount.

2022 Corporate Performance

For 2022, the AIP metrics for the Company consisted of Adjusted EBITDA, profitability as measured by Coverage Ratio, Merchandise Margin Contribution, and Fuel Margin Contribution, and Fuel Volume. The Committee believes the combination of these metrics reflected the overall key goals and objectives for the Company for 2022.

The Company delivered exceptional operating and financial performance in 2022, with higher fuel margin contribution, higher merchandise profits, higher adjusted EBITDA, and continued synergy benefits from the QuickChek acquisition.

The following table summarizes the AIP performance metrics and corresponding weightings used in determining annual incentive award payouts for our NEOs and the weighted performance scores for each based on actual performance during 2022:

METRIC	WEIGHTING (%)	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL	PAYOUT% OF TARGET (%)	WEIGHTED PERFORMANCE SCORE (%)

Adjusted EBITDA ($MM)(1)	40	595.0	680.0	790.0	1,190.8	200.0	80.0

Fuel Volume (K-gal APSM)(2)	20	228.0	242.0	253.0	244.6	123.5	24.7

Fuel Contribution ($MM)(3)	10	946.0	1,053.0	1,160.0	1,630.0	200.0	20.0

Merchandise Contribution ($MM)(4)	15	735.0	754.0	794.0	767.1	132.8	19.9

Coverage Ratio (%)(5)	15	98.6	101.3	103.6	100.1	77.8	11.7

Total	100						156.3
(1)

Adjusted EBITDA is computed by adding net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income/loss) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, transaction and integration costs related to acquisitions and other non-operating (income) expense). Please refer to the reconciliation in Appendix A.

(2)	Thousands of gallons average per store month (APSM) for all stores in full month of operation.
(3)

Fuel Contribution means the overall profit (margin) made on fuel volume sold after applicable expenses are paid and is calculated (i)(A) petroleum product sales plus (B) RINs and other, less (i) petroleum product cost of goods sold.

(4)	Merchandise Contribution means the overall profit (margin) made on merchandise sales after applicable cost of goods sold.
(5)	Coverage Ratio is computed by dividing Merchandise Contribution by OpEx plus allocated G&A and other expenses.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 29

COMPENSATION DISCUSSION AND ANALYSIS | ANNUAL INCENTIVE PLAN

Individual Performance

In addition to the corporate performance component for 2022, the AIP permitted the Committee to exercise its discretion to reduce an NEO’s award based on the Committee’s subjective review of his or her performance relative to the achievement of the metrics outlined above, business plan execution and other qualitative results. We believe that it is important to include this component in our AIP in order to take into account NEO performance that, in the Committee’s opinion, justifies an adjustment in the amount otherwise payable to a NEO based on objective corporate performance. Overall, amounts earned under the AIP cannot exceed 200% of target. In 2022, the Committee believed that our NEOs’ individual performance was appropriately reflected in our corporate performance results. Thus, the Committee opted not to make any adjustments to the awards earned by our NEOs and payable under the AIP based on our corporate performance.

Overall Performance and Payouts

After certifying the results relative to our performance metrics and considering each individual’s contributions throughout the year, the Committee approved the following payments for our NEOs for 2022:

NAME	BONUS TARGET ($)	AIP % ACHIEVED	ACTUAL BONUS ($)

R. Andrew Clyde	1,723,854	156.3	2,694,384

Mindy K. West	614,479	156.3	960,431

Renee M. Bacon	321,125	156.3	501,919

Robert J. Chumley	317,917	156.3	496,904

Blake H. Segal	318,208	156.3	497,360

COMPENSATION DISCUSSION AND ANALYSIS | LONG-TERM INCENTIVE COMPENSATION

Long-Term Incentive Compensation

We provide share-based, long-term compensation to our executive officers through our stockholder-approved Murphy USA Inc. 2013 Long-Term Incentive Plan, as amended and restated effective as of February 9, 2017 (the “2013 Plan”). As further described under “Proposal 4: Approval of the Murphy USA Inc. 2023 Omnibus Incentive Plan,” at the Annual Meeting, the stockholders will be asked to approve the Murphy USA Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”) which, among other things, will allow for the issuance of up to 1.725 million shares of common stock for compensation to our employees and directors. The 2023 Plan will replace the 2013 LTIP, which was most recently approved at the 2017 Annual Meeting of Stockholders, and the Murphy USA Inc. 2013 Stock Plan for Non-Employee Directors, each of which are set to expire in August of 2023.

Long-term incentive levels for Murphy USA’s officers are targeted at the median of competitive market pay levels. The program provides for a variety of stock and share-based awards, including stock options and RSUs, each of which vests over a period determined by the Committee, as well as PSUs that are earned based on the Company’s achievement of two equally-weighted objective performance goals. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute and relative performance achieved through the use of stock options, return on average capital employed ROACE-based PSUs and relative TSR-based PSUs is appropriate and complement the performance measures we utilize under our AIP. In order for executives to fully realize their targeted opportunities, Murphy USA must both successfully achieve its long-term goals and outperform its peers.

	STOCK OPTIONS	RESTRICTED STOCK UNITS	PERFORMANCE STOCK UNITS

Weighting	25%	25%	50%

Objectives	• Provide a direct link between executive officer compensation and the value delivered to stockholders

•  Drive behaviors to create value for stockholders by linking executive compensation to stock price performance

•  Encourage retention

•  Result in actual share ownership (thereby supporting the Company’s stock ownership guidelines)

•  Align executives’ interests with the interests of stockholders

•  Reinforce the critical objective of building stockholder value over the long term

•  Focus management attention upon the execution of the long-term business strategy

Performance Conditions	• While no express performance conditions, stock options are inherently performance-based, as option holders only realize benefits if the value of our stock increases following the grant date	• While no express performance conditions, RSUs are inherently aligned with the interests of our stockholders because their ultimate value is directly linked to future appreciation in our share price	• 50% – ROACE • 50% – TSR relative to our performance peer group

Term	• Seven years	• Three years	• Three years

Vesting	• Vest in two equal installments on the second and third anniversaries of the grant date	• Cliff vest on the third anniversary of the grant date	• Cliff vest after three years upon certification of results

Payout	• Upon exercise, participant acquires net common shares at the previously defined exercise price	• Participant acquires unrestricted shares of common stock upon vesting

•  Payment made in unrestricted shares of common stock at the end of three years upon approval of performance results by the Committee

•  Payouts at 50% of target for threshold level of performance

•  Maximum payouts capped at 200% of target

Dividends	• N/A	• Dividend equivalent units are accumulated during the 3 year vesting period and pay out only if the underlying RSUs vest	• Dividend equivalent units are accumulated during the performance period and pay out only to the extent that the underlying PSUs vest and are earned

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 31

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYEE BENEFITS AND PERQUISITES

Performance Stock Units

Vesting for 50% of the PSUs granted in 2022 will be based on Murphy USA’s TSR performance between 2022 and 2024 relative to the Company’s performance peer group (which is the same as the compensation peer group on page 27). The Committee considers relative TSR an appropriate metric as it aligns the pay for our officers to the appreciation (or reduction) our stockholders receive in their investment in Murphy USA. TSR achievement and corresponding payout levels are as follows:

ACHIEVEMENT LEVEL	PERCENTILE RANK RELATIVE TO PEERS		PAYOUT % OF TARGET(1)

Maximum	≥75	th	200

Target	50	th	100

Threshold	25	th	50

Below Threshold	<25	th	0
(1)	Payout will be interpolated on a linear basis for performance between levels of achievement

Vesting for the remaining 50% of the PSUs granted in 2022 will be based on Murphy USA’s three-year average ROACE performance between 2022 and 2024 as compared to the Company’s three-year ROACE target set by the Committee at the beginning of the performance period.

Earned Amounts of 2020 to 2022 PSUs

In February 2023, the Committee certified the performance results for the 2020 PSUs for the three-year performance period that ended December 31, 2022. Under the provisions of these awards, the PSUs were subject to two equally-weighted metrics, ROACE and TSR relative to our peer group. As a result of the Company’s strong performance, the PSUs were earned at 200% of target.

The following table summarizes the final performance metrics and corresponding weightings used in determining the number of PSUs earned and the weighted performance scores for each based on actual performance during the three-year period:

METRIC	WEIGHTING (%)	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL	PAYOUT % OF TARGET (%)	WEIGHTED PERFORMANCE SCORE (%)

ROACE (%)	50	10.0	11.5	13.0	28.5	200.0	100.0

Relative TSR (Percentile Rank)	50	25th	50th	75th	88.2	200.0	100.0

Total	100						200.0%

Employee Benefits and Perquisites

Murphy USA’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include a qualified defined contribution plan (401(k)) (“Savings Plan”), health insurance, life insurance, accidental death and dismemberment insurance, medical and dental insurance, vision insurance and long-term disability insurance.

The purpose of the Savings Plan, a tax-qualified defined contribution retirement plan, is to provide retirement benefits for all the employees of Murphy USA who participate. All employees are allowed to contribute on a pre-tax basis up to 25 percent of their eligible pay. The Company matches contributions, dollar-for-dollar, up to the first six percent of base pay. Participating employees, including the NEOs, are immediately vested in all employee and Company-matched contributions.

Murphy USA provides a Supplemental Executive Retirement Plan (“Murphy USA SERP”), a nonqualified deferred compensation plan, to eligible executives, including the NEOs. The Murphy USA SERP is intended to restore qualified defined contribution (Savings Plan and profit-sharing) plan benefits restricted under the Internal Revenue Code of 1986 (the “IRC”) to certain highly-compensated individuals. The Company funds the Murphy USA SERP through the use of a rabbi trust. The Company’s obligations under the Murphy USA SERP are recorded in the financial statements and in the event of the Company’s bankruptcy or insolvency, the assets held by the rabbi trust could become subject to the claims of the Company’s creditors.

Murphy USA offers limited perquisites to our NEOs consistent with those offered by our peer group. The Board of Directors has authorized up to 50 hours annually of personal use of Company aircraft for our CEO as part of his total compensation package. The value of such personal use is periodically reported to the Committee and is reported as taxable income to the CEO, with no income tax assistance or gross-ups provided by the Company.

Reportable values for such personal use is based on the incremental costs to the Company, as provided in the “All Other Compensation” column of the Summary Compensation Table included on page 35 in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS | OTHER POLICIES

Other Policies

Severance and Change-in-Control Protection

The Company has not entered into any employment, CIC or termination agreements with its NEOs, other than with the CEO.

Mr. Clyde is party to a Severance Protection Agreement (the “SPA”) which was inherited from our predecessor, Murphy Oil. The SPA provides Mr. Clyde with certain severance benefits if his employment is terminated under certain circumstances within 24 months following a CIC. If Mr. Clyde’s employment is terminated by Murphy USA “without cause” or by Mr. Clyde for “good reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump-sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards will be paid assuming the target level of performance), and continued life, accident and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cut back to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless Mr. Clyde would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

Under the terms of the 2013 Plan, unless otherwise set forth in an applicable award agreement, in the event of a CIC, all outstanding equity awards will vest, become immediately exercisable or payable and have all restrictions lifted. Any performance-based awards will be paid assuming the target level of performance. Effective with awards granted in 2023 under the 2013 Plan and, if approved, awards under the 2023 Plan, in the event of a CIC, awards which are assumed or replaced by the acquiring entity will not vest unless the award recipient also experiences a qualifying termination within two years of a CIC (commonly referred to as a modified “double-trigger” basis).

Stock Ownership Guidelines

To further align the interests of our officers with those of our stockholders, the Board of Directors expects all officers to display confidence in the Company through the ownership of a significant amount of our stock. Under these guidelines as set forth in the Company’s Corporate Governance Guidelines, officers, including our NEOs, are expected to hold Murphy USA common stock having a value that is equivalent to a multiple of each officer’s annualized base salary within five years of assuming their position or, in some cases, a shorter period of time as determined by the Executive Compensation Committee. The targeted multiples vary among the executives depending upon their position:

•	CEO: 5x annual salary

•	EVPs: 3x annual salary

•	SVPs: 2x annual salary

•	VPs: 1x annual salary

Because the stock ownership guidelines are a multiple of each officer’s annualized salary, the value that must be maintained will increase proportionally with salary increases. Officers are expected to achieve targets within five years of assuming their positions. Shares owned directly by the officers, including shares underlying RSUs, those owned indirectly, assuming the officer has an economic interest in the shares, and shares held through our employee benefit plans, including the Savings Plan and deferred compensation plan for executives, are included in calculating ownership levels. Shares underlying stock options and unearned PSUs do not count toward the ownership guidelines. At December 31, 2022, all of our NEOs had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Likewise, each member of our Board of Directors is expected to achieve ownership of at least three times their annual cash retainer within five years of service as discussed in the Compensation of Directors section of this Proxy Statement on page 15. As noted above, at December 31, 2022, all of our directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

The Committee will periodically assess these guidelines, monitor director and executive officer ownership levels relative to these guidelines and make recommendations as appropriate.

Pledging Policy

A director or executive officer may not pledge Company securities, including by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the Corporate Governance Guidelines. Once such stock ownership target has been achieved, such director or executive

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 33

COMPENSATION DISCUSSION AND ANALYSIS | OTHER POLICIES

officer is permitted to pledge Company securities in compliance with applicable law, so long as all stock owned to satisfy the applicable stock ownership target remains unpledged. Any pledging of shares must be disclosed to the Corporate Secretary and to the Board in advance of such pledging. All of our directors and executive officers are in compliance with our pledging policy.

Prohibition on Hedging

To ensure that Murphy USA Directors and executive officers, including our NEOs, bear the full risks of Murphy USA common stock ownership, the Company has adopted a policy that prohibits all directors, officers and employees from entering into hedging transactions that are designed to hedge or speculate on any change in the market value of the Company’s securities.

Recoupment and Clawback Policy

Our officers are subject to recoupment provisions in both the AIP and 2013 Plan (and, if approved, the 2023 Plan) in the case of certain forfeiture events. If the Company restates its financial statements as a result of negligent, intentional or gross misconduct by the recipient, the Committee may, in its discretion, require that the recipient reimburse the Company with respect to any shares issued or payments made under the AIP or the 2013 Plan in the period covered by the restated financial statements.

The Committee is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will adopt a clawback policy in accordance with the final rules when the NYSE adopts its listing standards.

Tax Policy

Section 162(m) of the IRC generally limits the tax deductibility of compensation paid to NEOs to $1 million annually.

The Committee has and will continue to retain the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial to stockholders, emphasizing our pay for performance philosophy, including the payment of compensation that is subject to the deduction limits under Section 162(m).

Role of the Compensation Consultant

The Committee has retained Mercer (US) LLC (“Mercer”) as its independent compensation consultant. Mercer provides executive and director compensation consulting services to the Committee, regularly attends Committee meetings, reports directly to the Committee on matters relating to compensation for our NEOs and participates in executive sessions without management present. Mercer provides advice and analyses to the Committee on the design and level of executive and director compensation. In connection with their services to the Committee, Mercer works with executive management and the corporate human resources team to formalize proposals for the Committee. The Committee has assessed the independence of Mercer pursuant to SEC rules and concluded that Mercer’s work for the Committee does not raise any conflicts of interest.

Compensation-Based Risk Assessment

In February 2023, the Committee completed a review of the Company’s policies and practices of compensating its employees (including non-executives) as they relate to the Company’s risk management profile to determine whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. As a result of this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Executive Compensation Committee:

Claiborne P. Deming (Chair)

David L. Goebel

Fred L. Holliger

James W. Keyes

David B. Miller

R. Madison Murphy

Jack T. Taylor

EXECUTIVE COMPENSATION

Further information with respect to the compensation paid to the NEOs is set forth in the following tables:

2022 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)

R. Andrew Clyde President & Chief Executive Officer	2022	1,235,000	—	4,537,169	1,332,814	2,694,384	—	558,008	10,357,375
	2021	1,232,084	—	3,888,885	1,171,200	1,904,493	—	441,495	8,638,157
	2020	1,191,667	—	3,359,570	1,006,768	2,332,687	—	349,607	8,240,299

Mindy K. West Executive Vice President, Fuels, Chief Financial Officer & Treasurer	2022	722,917	—	963,372	288,176	960,431	—	184,953	3,119,849
	2021	697,917	—	966,966	291,200	676,027	5,639	168,215	2,805,964
	2020	672,917	—	871,000	260,176	780,583	195,359	161,760	2,941,795

Renee M. Bacon Senior Vice President, S&O & Chief Merchandising Officer	2022	458,751	—	435,071	133,796	501,919	—	103,061	1,632,598
	2021	442,917	—	420,420	128,000	354,998	—	90,143	1,436,478
	2020	416,667	—	391,061	115,948	420,621	—	75,869	1,420,166

Robert J. Chumley Senior Vice President, Chief Digital Officer	2022	454,167	—	466,148	133,796	496,904	—	95,005	1,646,020
	2021	444,167	—	462,462	140,800	356,000	—	87,774	1,491,203
	2020	433,750	—	444,388	130,088	440,256	—	85,117	1,533,599

Blake H. Segal Senior Vice President QuickChek	2022	454,584	—	435,071	128,650	497,360	—	145,633	1,661,298

(1)

The amounts shown represent the grant date fair value of both PSU, RSU and dividend equivalent unit awards granted in 2020, 2021 and 2022 as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to the consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2020, December 31, 2021 and December 31, 2022. Amounts shown relating to PSUs and related dividend equivalent units were calculated based on the probable outcome of performance conditions as of the grant date, which was the target level, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. For the 2022 grant, if the maximum payout were shown for the PSUs and related dividend equivalent units, the expense amounts that would be recognized would be: $4,537,169 for Mr. Clyde, $963,372 for Ms. West, $435,071 for Ms. Bacon, $466,148 for Mr. Chumley, and $435,071 for Mr. Segal, although the value of the actual payout to the NEO would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSUs and related dividend equivalent units would be reduced to zero. RSUs and related dividend equivalent units are generally forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The RSUs and related dividend equivalent units generally vest three years from the date of grant of the RSUs. PSUs and related dividend equivalent units are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. The PSUs and related dividend equivalent units vest three years from the date of grant of the PSUs based on the Company’s performance relative to two equally-weighted metrics, ROACE and TSR relative to its peers. There is no assurance that the value realized by the executive will be at or near the value included in the table.

(2)

The amounts shown represent the grant date fair value as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2020, December 31, 2021, and December 31, 2022. Options granted generally vest in two equal installments on the second and third anniversaries of the grant date. The options are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by each NEO will be at or near the value disclosed.

(3)

Amounts shown for 2022 reflect payments under our AIP, which were paid in February 2023. Amounts shown for 2021 reflect payments under our AIP, which were paid in February 2022. Amounts shown for 2020 reflect payments under our AIP, which were paid in February 2021.

(4)

The amounts shown in this column reflect for Ms. West the annual change in accumulated benefits under their accounts in the Murphy Oil Supplemental Executive Retirement Plan (“Murphy Oil SERP”), liability for which was assumed by Murphy USA in connection with the Spin-Off. See Pension Benefits Table included on page 39 in this Proxy Statement for more information. There are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings. See the 2022 Non-qualified Deferred Compensation Table included on page 40 in this Proxy Statement for more information. Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column.

(5)

We offer limited perquisites to our NEOs which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, comprise the All Other Compensation column. In 2022, the total amounts were as follows:

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 35

EXECUTIVE COMPENSATION | 2022 SUMMARY COMPENSATION TABLE

NAME	TOTAL CONTRIBUTION TO DC PLANS(a) ($)	TERM LIFE(b) ($)	OTHER(c) ($)

R. Andrew Clyde	323,634	540	233,834

Mindy K. West	176,440	540	7,973

Renee M. Bacon	87,973	540	14,548

Robert J. Chumley	89,160	540	5,305

Blake H. Segal	27,355	540	117,738

(a) Company contributions to qualified and nonqualified defined contribution plans.

(b) Benefit attributable to Company-provided term life insurance policy.

(c) For Mr. Clyde, the amount shown includes $195,762, for personal use of corporate aircraft based on the aggregate incremental cost to the Company. The aggregate incremental cost to the Company is calculated by multiplying, for each trip, the statutory miles times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines. For Mr. Clyde, the amount shown includes contributions made on his behalf to charitable organizations under the Company’s gift matching program of $37,349. For Mr. Segal, the amount includes relocation assistance of $112,515.

EXECUTIVE COMPENSATION | GRANTS OF PLAN BASED AWARDS IN 2022

Grants of Plan-Based Awards in 2022

The following table provides information regarding both equity and non-equity incentive plan awards granted to each NEO during 2022. All awards are described in more detail in the Compensation Discussion and Analysis section beginning on page 23 in this Proxy Statement.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

R. Andrew Clyde		861,927	1,723,854	3,447,708

	02/09/22				7,300	14,600	29,200				3,214,555

	02/09/22							7,300			1,322,614

	02/09/22								25,900	181.18	1,332,814

Mindy K. West		307,240	614,479	1,228,958

	02/09/22				1,550	3,100	6,200				682,543

	02/09/22							1,550			280,829

	02/09/22								5,600	181.18	288,176

Renee M. Bacon		160,563	321,125	642,250

	02/09/22				700	1,400	2,800				308,245

	02/09/22							700			126,826

	02/09/22								2,600	181.18	133,796

Robert J. Chumley		158,959	317,917	635,834

	02/09/22				750	1,500	3,000				330,263

	02/09/22							750			135,885

	02/09/22								2,600	181.18	133,796

Blake H. Segal		159,104	318,208	636,416

	02/09/22				700	1,400	2,800				308,245

	02/09/22							700			126,826

	02/09/22								2,500	181.18	128,650
(1)

Threshold and maximum awards are based on the provisions in our AIP. Actual awards earned can range from 0 to 200 percent of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2022 are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” included in this Proxy Statement.

(2)	Threshold and maximum awards are based on the provisions of the PSU award agreements. Actual PSU awards earned can range from 0 to 200 percent of the target awards.
(3)	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.
(4)

The amounts in this column in respect of the RSUs, PSUs and stock option awards reflect their aggregate grant-date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column in respect of the PSUs were calculated based on the probable outcome of the performance condition as of the grant date, which is at the target level, in accordance with FASB ASC Topic 718. For option awards, these amounts represent the grant-date fair value of the option awards using a Black-Scholes-Merton based methodology. The actual value realized by each NEO for these equity awards depends on market prices at the time of exercise. There is no assurance that the value realized by each NEO will be at or near the value included in the table. Assumptions used in the calculation of these amounts are more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 37

EXECUTIVE COMPENSATION | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022

Outstanding Equity Awards at Fiscal Year End 2022

The following table illustrates outstanding Murphy USA equity awards (stock options, RSUs and PSUs) for each NEO as of December 31, 2022.

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(1) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION (MM/DD/YY) DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) ($)

R. Andrew Clyde	02/07/18	38,400	—	71.00	02/07/25

	02/06/19	44,600	—	76.15	02/06/26

	02/05/20	17,800	17,800	106.72	02/05/27

	02/10/21		36,600	126.00	02/10/28

	02/09/22		25,900	181.18	02/09/29

	02/05/20					9,581		2,678,273

	02/10/21					9,361		2,616,774

	02/09/22					7,337		2,050,985

	02/05/20					38,324	(5)	10,713,091

	02/10/21								37,444	10,467,096

	02/09/22								29,348	8,203,940

Mindy K. West	02/06/19	12,100	—	76.15	02/06/26

	02/05/20	4,600	4,600	106.72	02/05/27

	02/10/21		9,100	126.00	02/10/28

	02/09/22		5,600	181.18	02/09/29

	09/06/13					12,505	(6)	3,495,648

	02/05/20					2,484		694,377

	02/10/21					2,328		650,769

	02/09/22					1,558		435,523

	02/05/20					9,936	(5)	2,777,509

	02/10/21								9,312	2,603,076

	02/09/22								6,232	1,742,093

Renee M. Bacon	02/05/20	2,050	2,050	106.72	02/05/27

	02/10/21		4,000	126.00	02/10/28

	02/09/22		2,600	181.18	02/09/29

	02/05/20					1,115		311,687

	02/10/21					1,012		282,894

	02/09/22					704		196,796

	02/05/20					4,460	(5)	1,246,748

	02/10/21								4,048	1,131,578

	02/09/22								4,816	1,346,265

Robert J. Chumley	02/08/17	6,700	—	65.75	02/08/24

	02/06/19	6,100	—	76.15	02/06/26

	02/05/20	2,300	2,300	106.72	02/05/27

	02/10/21		4,400	126.00	02/10/28

	02/09/22		2,600	181.18	02/09/29

	02/05/20					1,267		354,177

	02/10/21					1,113		311,128

	02/09/22					754		210,773

	02/05/20					5,068	(5)	1,416,709

	02/10/21								4,452	1,244,512

	02/09/22								3,016	843,093

Blake H. Segal	09/13/21		900	149.22	09/13/28

	02/09/22		2,500	181.18	02/10/29

	09/13/21					252		70,444

	02/09/22					704		196,796

	09/13/21								1,008	281,776

	02/09/22								2,816	787,185
(1)

Stock options vest 50 percent on the two-year anniversary of the original grant date with the remaining 50 percent vesting on the three-year anniversary of the original grant date. All options expire seven years after the original grant date.

(2)	RSUs generally vest on the three-year anniversary of the date on which they were originally granted.
(3)	Value was determined based on a December 30, 2022 closing stock price of $279.54 per share.
(4)

The amounts shown represent the number of outstanding PSUs that remain subject to performance conditions. These numbers represent PSUs that each NEO would receive assuming the performance conditions are achieved at maximum (200 percent). The actual numbers of PSUs earned at the end of the performance period will be based on Company performance. To the extent earned, these outstanding PSUs will cliff-vest on the three-year anniversary of the grant date once results have been certified.

(5)	Reflects the number of PSUs determined to be earned for the performance period ended December 31, 2022, which were vested and settled early in 2023.
(6)	Pension restoration RSUs granted in conjunction with the Spin-Off; will vest on the ten-year anniversary of the grant date.

EXECUTIVE COMPENSATION | OPTION EXERCISES AND STOCK VESTED IN 2022

Option Exercises and Stock Vested in 2022

The following table summarizes the value received by each NEO from stock option exercises and stock grants that vested during 2022.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE(1) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(2) ($)

R. Andrew Clyde	51,800	8,829,310	60,025	10,902,941

Mindy K. West	10,500	2,244,375	16,140	2,931,670

Renee M. Bacon	4,800	778,080	6,560	1,191,558

Robert J. Chumley	2,550	423,759	8,070	1,465,835

Blake H. Segal	—	—	—	—
(1)	The value shown reflects the pre-tax gain realized upon the exercise of options, which is the difference between the fair market value on the date of exercise and the exercise price of the options.
(2)	The amounts shown in this column reflect the pre-tax gain realized upon vesting of RSUs and PSUs, which is the fair market value of the shares on the date of vesting.

2022 Pension Benefits Table

The following table presents the value of the frozen accrued benefits of the NEOs under the defined benefit portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off. Murphy Oil remains responsible for all accrued benefits to our NEOs under the tax-qualified Murphy Oil Retirement Plan.

NAME	PLAN NAME(1)	NUMBER OF YEARS OF CREDITED SERVICE (#)(2)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

R. Andrew Clyde	—	—	—	—

Mindy K. West	Murphy USA Supplemental Executive Retirement Plan	17.247	687,420	—

Renee M. Bacon	—	—	—	—

Robert J. Chumley	—	—	—	—

Blake H. Segal	—	—	—	—
(1)

Liabilities for benefits accrued for NEOs and other executive employees under the defined contributions portion of the Murphy Oil SERP were transferred to the Murphy USA SERP effective on the date of the Spin-Off and are included in the “2022 Non-Qualified Deferred Compensation Table” that follows.

(2)	The number of years of credited service reflects the frozen number of years of service credited under the Murphy Oil SERP through the date of the Spin-Off.

The accrued benefits presented above are based on a final-average-earning calculation. Frozen final average earnings which could not be included under a tax-qualified retirement plan were as follows: Ms. West $286,153. The following assumptions were used in determining the present value amounts at December 31, 2022:

•	Discount Rate – 5.56%
•	Mortality Table – Pri-2012 White Collar Amount- Weighted Mortality Table projected generationally with MP-2021 mortality improvement scale
•	Assumed retirement date at age 62

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 39

EXECUTIVE COMPENSATION | 2022 NON-QUALIFIED DEFERRED COMPENSATION TABLE

2022 Non-Qualified Deferred Compensation Table

The following table includes the value of the accrued benefits of the NEOs under the defined contribution portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off, as well as the benefits accrued by the NEOs under the Murphy USA SERP from the date of the Spin-Off, through December 31, 2022.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR(1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(2) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE(2) ($)

R. Andrew Clyde	284,050	285,034	1,214,704	—	7,570,544

Mindy K. West	57,833	137,040	(258,824)	—	1,413,130

Renee M. Bacon	296,834	49,373	(133,771)	—	755,539

Robert J. Chumley	95,107	50,710	(94,739)	—	533,631

Blake H. Segal	—	2,200	(165)	—	1,310
(1)	The executive contributions in the last fiscal year have been included in the “Salary” column for the NEO in the 2022 Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in the “All Other Compensation” for the NEO in the 2022 Summary Compensation Table.

Potential Payments Upon Termination or Termination in Connection with a Change-in-Control

The Company does not have employment, CIC or termination agreements with its NEOs other than the SPA with the CEO, which was inherited by Murphy USA in connection with the Spin-Off from prior parent Murphy Oil. However, unless otherwise provided in an award agreement, upon a CIC, as defined in the 2013 Plan, all outstanding equity awards granted under such plan shall vest and become immediately exercisable or payable, or have all restrictions lifted that apply to the type of award. Any performance-based awards will be paid at the target level of performance.

The SPA with Mr. Clyde provides certain severance benefits if Mr. Clyde’s employment is terminated within 24 months following a CIC. If his employment is terminated by Murphy USA without “Cause” or by Mr. Clyde for “Good Reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump-sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards be paid assuming the target level of performance) and continued life, accident and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cut back to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless Mr. Clyde would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback will not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

The Company has no other agreement, contract, plan or arrangement, written or unwritten, that provides for potential payments to any other NEOs upon termination or a CIC, (other than our RSU and PSU agreements that provide for pro-rated vesting upon death, full disability or retirement), with any PSUs eligible to vest remaining subject to actual final performance.

EXECUTIVE COMPENSATION | 2022 PAY RATIO DISCLOSURE

The following table presents estimated amounts that would have been payable to our NEOs if the described event had occurred on December 31, 2022, the last business day of the last fiscal year:

NAME	CATEGORY	QUALIFIED TERMINATION WITH A CHANGE OF CONTROL ($)	DEATH, DISABILITY OR RETIREMENT ($)	RESIGNATION

R. Andrew Clyde	Severance(1)	10,638,184	—	—

	Non-Equity Compensation(2)	2,694,384	2,694,384	—

	Unvested & Accelerated(3)	—	—	—

	Full Value Awards	22,038,378	14,576,613	—

	Stock Options	11,243,284	—	—

Mindy K. West	Non-Equity Compensation(2)	960,431	960,431	—

	Unvested & Accelerated(3)	—	—	—

	Full Value Awards	8,837,129	6,904,638	—

	Stock Options	2,743,002	—	—

Renee M. Bacon	Non-Equity Compensation(2)	501,919	501,919	—

	Unvested & Accelerated(3)	—	—	—

	Full Value Awards	2,374,001	1,615,741	—

	Stock Options	1,224,177	—	—

Robert J. Chumley	Non-Equity Compensation(2)	496,904	496,904	—

	Unvested & Accelerated(3)	—	—	—

	Full Value Awards	2,628,556	1,805,549	—

	Stock Options	1,328,798	—	—

Blake H. Segal	Non-Equity Compensation(2)	497,360	497,360	—

	Unvested & Accelerated(3)	—	—	—

	Full Value Awards	801,031	289,324	—

	Stock Options	363,188	—	—
(1)

Represents three times the sum of base salary, the average of his last three bonus payouts and the cost of Company-provided term life insurance policy. Mr. Clyde does not participate in our health insurance program.

(2)

Non-equity compensation is calculated under the terms of the AIP. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2022.

(3)

In the event of a CIC, all unvested outstanding equity awards shall vest, become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of the award. In the event of termination of employment on account of death, disability or retirement, outstanding RSUs, PSUs and related dividend equivalent units will vest on a pro-rated basis, based on the period between the grant date and the termination date. This amount reflects the incremental value of the current unvested outstanding RSUs, PSUs (assuming the target level of performance) and options. In the event of a termination, the exercise period for stock options is reduced to the lesser of the expiration date of the award or two years from date of termination.

2022 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2022:

•	the median of the annual total compensation of all of our employees (except our Chief Executive Officer) was $19,670; our median employee is a part-time store employee;

•	the annual total compensation of our Chief Executive officer was $10,357,375; and

•	the ratio of these two amounts was 527 to 1; we believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We selected our median employee as of December 31, 2022, from our employee population of approximately 14,720 individuals. As a marketer of retail motor fuel products and convenience merchandise through retail stores, over one-half of our employee population on this date was comprised of part-time employees.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 41

PAY VERSUS PERFORMANCE

To identify our “median employee” from our total employee population, we compared our employees’ total cash compensation for 2022 (which included base wages and any additional cash awards). In making this determination, we annualized the compensation of full-time and part-time employees who were hired in 2022 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.
Determination of Annual Total Compensation of Our “Median Employee” and Our CEO
Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2022 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2022 (as set forth in the 2022 Summary Compensation Table on page 3
5
of this Proxy Statement).
Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported
in the “Total” column in the 2022 Summary Compensation Table.
Pay Versus Performance
The following table sets forth the compensation for our Principal Executive Officer (“PEO” or “CEO”) and the average compensation for our four other NEOs
(non-PEO
NEOs), both as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the “compensation actually paid” (“CAP”) to such individuals, as defined under SEC rules, for of the years ended December 31, 2022, 2021 and 2020. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income and our Company Selected Measure, Adjusted EBITDA, over these years in accordance with SEC rules.
Murphy USA’s compensation program is focused on aligning pay with performance. Adjusted EBITDA, which encompasses all the moving parts of our business, serves as the largest component of the AIP and is a driving factor in ROACE. Adjusted EBITDA also comprises half of our PSU program— the largest element of NEO compensation. For detail on our executive compensation programs, see the Compensation
Discussion
and Analysis section beginning on page 2
3
.
CAP, like compensation disclosed in the Summary Compensation Table, does not necessarily reflect the target value of compensation as approved by our Executive Compensation Committee or value of compensation realized by our executives based on Company and individual performance. Our Executive Compensation Committee has not used CAP as a basis for making compensation decisions. In addition, a significant portion of the CAP amounts shown relate to changes in values of unvested awards since they were awarded due to changes in our stock price. These unvested awards remain subject to significant risk from forfeiture conditions and possible future changes in value based on changes in our stock price. As described in detail in the Compensation Discussion & Analysis, our PSUs are subject to multi-year performance conditions tied to two performance metrics and all of our equity awards are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest. Please refer to the Compensation Discussion & Analysis for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1) ($)	COMPENSATION ACTUALLY PAID TO PEO (2) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3) ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (4) ($)	TOTAL SHAREHOLDER RETURN (5) ($)	PEER GROUP TOTAL SHAREHOLDER RETURN (5) ($)	NET INCOME (IN MILLIONS) (6) ($)	ADJUSTED EBITDA (IN MILLIONS) (7) ($)

2022	10,357,375	30,079,550	2,014,941	4,755,789	242.30	138.26	672.9	1,190.9

2021	8,638,157	26,515,786	1,929,664	3,839,836	171.82	202.49	396.9	828.0

2020	8,240,299	15,114,368	1,837,547	2,664,564	112.06	141.63	386.1	722.8
(1)	Compensation for our PEO, R. Andrew Clyde, reflects the amounts reported in the “Summary Compensation Table” for the respective years.
(2)
The dollar amounts shown in this column reflect “compensation actually paid” for the PEO calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to the individual during the applicable years. The adjustments made to Mr. Clyde’s total compensation for each year to determine CAP are shown in tables below. For information regarding the decisions made by our Executive Compensation Committee in regards to the Mr. Clyde’s compensation for fiscal year 2022, see the Compensation Discussion and Analysis section beginning on page 21.

PAY VERSUS PERFORMANCE

PEO – Reconciliation of SCT Total to CAP Total (a)

YEAR	SCT TOTAL ($)	MINUS: GRANT DATE FAIR VALUE OF AWARDS GRANTED DURING YEAR (b) ($)	PLUS: FAIR VALUE OF EQUITY CALCULATED USING SEC METHODOLOGY (c) ($)	MINUS: CHANGE IN ACTUARIAL VALUE OF PENSION BENEFITS DURING YEAR ($)	CAP TOTAL ($)

2022	10,357,375	5,869,983	25,592,158	0	30,079,550

2021	8,638,157	5,060,085	22,937,714	0	26,515,786

2020	8,240,299	4,366,338	11,240,407	0	15,114,368
(a)
As shown in these tables, the CAP totals represent the SCT totals for the applicable year, but adjusted as required by SEC rules to (1) include the fair value of current and prior year equity awards that are outstanding, vested or forfeited during the applicable year, instead of the grant date value of awards granted during the applicable year, and (2) exclude any positive aggregate change in the actuarial present value of all defined benefit pension plan benefits for the applicable year. We note the SEC rules also require CAP to include any actuarially determined service cost or prior service cost under pension plans for services rendered by the executive during the applicable year. However, our PEO has never participated in any pension plans while with the Company.

(b)	Represents the total of the amounts reported in Stock Awards and Option Awards columns of the SCT for the applicable year.
(c)
The fair value of equity component of the CAP calculation was determined in accordance with SEC methodology for this disclosure. Unlike the SCT on page 35, which requires us to show the grant date value of equity awards granted during the applicable year, the CAP table requires us to calculate equity fair value as follows:

•	for awards granted during the applicable year (and which are still outstanding and unvested), the year-end fair value; plus
•
for awards granted during prior years that were still outstanding and unvested as of the applicable year-end,
the change in fair value as of the applicable
year-end
compared against the prior
year-end;
plus

•	for awards granted in prior years that vested during the applicable year, the change in fair value as of the vesting date compared against the prior year-end; plus
•	for any awards granted in the applicable year that vested during the applicable year, the fair value as of the vesting date; plus
•
the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year;
minus

•	for awards granted in prior years that were forfeited during the applicable year, the fair value as of the prior year-end.
PEO – CAP Fair Value of Equity Calculation

YEAR	YE FAIR VALUE OF CURRENT YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF YE FOR PRIOR YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF VESTING DATE FOR PRIOR YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: FAIR VALUE AS OF VESTING DATE FOR CURRENT YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: DIVIDEND EQUIVALENTS PAID DURING THE YEAR NOT OTHERWISE INCLUDED IN TOTAL COMPENSATION ($)	MINUS: FAIR VALUE AS OF PRIOR YE FOR PRIOR YEAR AWARDS FORFEITED DURING THE YEAR ($)	VALUE OF EQUITY FOR CAP PURPOSES ($)

2022	13,688,240	13,509,920	(1,701,122)	0	95,120	0	25,592,158

2021	11,894,697	11,368,046	(333,974)	0	8,945	0	22,937,714

2020	6,923,704	3,916,631	400,072	0	0	0	11,240,407
(3)
Reflects the average total compensation for
non-PEO
NEOs as calculated in the SCT for each of the years shown. Our non-PEO
NEOs included in the table above includes the following named executive officers: (i) in 2022, Mindy K. West, Renee M. Bacon, Robert J. Chumley, and Blake H. Segal (ii) in 2021, Mindy K. West, Terry P. Hatten, Robert J. Chumley, Renee M. Bacon and John A. Moore and (iii) in 2020, Mindy K. West, Robert J. Chumley, John A. Moore and Renee M. Bacon.

(4)
The dollar amounts shown in this column reflect average “compensation actually paid” for the non-PEO
NEOs calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to the individual during the applicable years. The adjustments made to the non-PEO
NEOs total compensation for each year to determine CAP are shown in tables below. For information regarding the decisions made by our Executive Compensation Committee in regards to the non-PEO
NEOs compensation for fiscal year 2022, see the Compensation Discussion and Analysis section beginning on page 23.

Non-PEO
NEOs (Average) – Reconciliation of SCT Total to CAP Total
(a)

YEAR	SCT TOTAL ($)	MINUS: GRANT DATE FAIR VALUE OF AWARDS GRANTED DURING YEAR (b) ($)	PLUS: FAIR VALUE OF EQUITY CALCULATED USING SEC METHODOLOGY (c) ($)	MINUS: CHANGE IN ACTUARIAL VALUE OF PENSION BENEFITS DURING YEAR ($)	CAP TOTAL ($)

2022	2,014,941	746,020	3,486,868	0	4,755,789

2021	1,929,664	684,245	2,595,545	1,128	3,839,836

2020	1,837,547	663,051	1,562,894	72,826	2,664,564
(a)
The CAP total figures were calculated using the same methodology described above in footnote (a) to the PEO “Reconciliation of SCT Total to CAP Total” tables shown above. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the SCT; the amounts shown reflect the annual change in accumulated benefits for the applicable non-PEO
NEOs’ accounts in the Murphy Oil Supplemental Executive Retirement Plan (“Murphy Oil SERP”), liability for which was assumed by Murphy USA in connection with the
Spin-Off.
However, given that the Murphy Oil SERP has been frozen, there is no applicable service cost or prior service cost to report under the plan.

(b)	Represents the average total of the amounts reported in the Stock Awards and Option Awards columns of the SCT for these NEOs for the applicable year.
(c)
The fair value of equity component of the CAP calculation was determined using the same methodology described above in footnote (c) to the PEO “Reconciliation of SCT Total to CAP Total” table shown above, using averages for the included non-PEO
NEOs. The specific calculations for the included
non-PEO
NEOs for the relevant years are shown in the table below.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 43

PAY VERSUS PERFORMANCE

Non-PEO
NEOs (Average) – CAP Fair Value of Equity Calculation

YEAR	YE FAIR VALUE OF CURRENT YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF YE FOR PRIOR YEAR AWARDS UNVESTED AS OF YE ($)	PLUS: CHANGE IN FAIR VALUE AS OF VESTING DATE FOR PRIOR YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: FAIR VALUE AS OF VESTING DATE FOR CURRENT YEAR AWARDS THAT VESTED DURING THE YEAR ($)	PLUS: DIVIDEND EQUIVALENTS PAID DURING THE YEAR NOT OTHERWISE INCLUDED IN TOTAL COMPENSATION ($)	MINUS: FAIR VALUE AS OF PRIOR YE FOR PRIOR YEAR AWARDS FORFEITED DURING THE YEAR ($)	VALUE OF EQUITY FOR CAP PURPOSES ($)

2022	1,740,793	1,951,451	(217,606)	0	12,230	0	3,486,868

2021	1,389,396	1,583,283	(48,393)	0	1,346	330,087	2,595,545

2020	1,051,474	665,982	(154,562)	0	0	0	1,562,894
(5)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019, the last trading day before the earliest fiscal year reported in this table. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 500 Retail Select Industry Index calculated in accordance with Item 201(e) of Regulation
S-K.
The company made the decision to replace the S&P 400 Midcap Index with the S&P Retail Select Industry Index in the 2022 Form
10-K,
filed on February 15, 2023, as it more closely aligns to our business. Had we used S&P 400 Midcap Index for 2022 (cumulative
3-year
period) the TSR would have been $122.97 as compared to $138.26 using the Retail Select Industry Index as reflected in the table above. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described on page 2
7
.

(6)	Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.
(7)
Adjusted EBITDA is computed by adding net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash
items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income/loss) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, transaction and integration costs related to acquisitions and other non-operating
(income) expense).

Required Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2022 to Company Performance
The following table sets forth an unranked list of the financial performance measures that we view as the “most important” measures used to determine our PEO’s and non-PEO
NEOs’ Compensation Actually Paid. For additional information illustrating the link between pay and performance at Murphy USA, please see the Compensation Discussion & Analysis beginning on page 21.

Performance Measure

Adjusted EBITDA

Relative TSR

Return on Average Capital Employed

Fuel Volume

Fuel Margin Contribution

Merchandise Margin Contribution

Coverage Ratio

PAY VERSUS PERFORMANCE

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO
NEOs, with (i) our TSR, (ii) our Net Income, and (iii) Adjusted EBITDA, which is our Company Selected Measure, for the fiscal years ended December 31, 2022, 2021, and 2020. In addition, the graphs below compare our TSR with our Peer Group TSR. Our performance has positively impacted our share price and as a result, compensation actually paid amounts for the PEO and non-PEO
NEOs were higher in 2021 and 2022 as equity incentives, which comprise the largest portion of compensation for our executives, increase in value with the corresponding increase in the underlying stock price. For additional information illustrating how we link pay and performance at Murphy USA, please see the Compensation Discussion & Analysis beginning on page 2
3
.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 45

PAY VERSUS PERFORMANCE

(1)	Please refer to the reconciliation in Appendix A.

PROPOSAL 4	APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

The Board is requesting that the Company’s stockholders vote in favor of adopting the Murphy USA Inc. 2023 Omnibus Incentive Compensation Plan (the “2023 Plan”), which was approved by the Board of Directors on March 20, 2023, subject to stockholder approval. The 2023 Plan has been established to replace, on a prospective basis, the Murphy USA Inc. 2013 Long-Term Incentive Plan (the “2013 Employee Plan”) and the Murphy USA Inc. 2013 Stock Plan for Non-Employee Directors (the “2013 Director Plan” and, together with the 2013 Employee Plan the “Prior Plans”), each of which were previously approved by our stockholders and which expire on August 8, 2023.

Background

The 2023 Plan authorizes the issuance of equity- and cash-based incentive awards to encourage strong performance by those individuals who are and will be responsible for Murphy USA’s future growth and continued success. The grant of equity incentive awards is a key element of our executive and non-employee director compensation programs that help ensure a continued strong link between the interests of our executives and directors with those of our shareholders. In addition, we rely on equity awards to retain and attract key employees and non-employee directors and believe that equity incentives are necessary for Murphy USA to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, our future growth and success depend. Given the upcoming expiration of the Prior Plans, absent approval of the 2023 Plan, we do not expect to be able to meet our anticipated equity compensation needs for the remainder of 2023 or 2024. We believe that approving the 2023 Plan (including the number of shares issuable thereunder) is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to Murphy USA’s long-term growth and financial success and to further align their interests with those of our stockholders.

Subject to adjustment upon the occurrence of various corporate events as described in the 2023 Plan, the maximum number of shares of our common stock requested for stockholder approval under the 2023 Plan is 1,725,000 shares (the “2023 Plan Share Pool”). Our

Board believes the number of shares underlying the 2023 Plan Share Pool represents a reasonable amount of potential additional equity dilution.

If approved by the Company’s stockholders, the 2023 Plan will become effective as of the date of such stockholder approval and will replace the Prior Plans for any new grants made after the date of such stockholder approval. Accordingly, upon approval of the 2023 Plan by our stockholders, (i) no further awards will be granted under the Prior Plans, (ii) any awards granted under the Prior Plans prior to the date the 2023 Plan is approved by our stockholders will remain outstanding under such plans and will continue to vest and/or become exercisable in accordance with their original terms and conditions and (iii) the 2023 Plan Share Pool will be reduced by the number of shares of underlying awards granted under the Prior Plans during the period between March 7, 2023 and the date of stockholder approval of the 2023 Plan. Awards under the Prior Plan that are forfeited or cancelled after stockholder approval of the 2023 Plan will not be recycled or otherwise again become available for issuance under the 2023 Plan or any of the Prior Plans.

If the 2023 Plan is not approved by our stockholders, the Prior Plans will remain in effect in in their current form, and we will continue to grant equity incentive awards under the Prior Plans until their expiration on August 8, 2023. Following the expiration of the Prior Plans, we will be unable to maintain our current equity grant practices and will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

The following factors were taken into account by the Executive Compensation Committee and the Board in approving the 2023 Plan: Murphy USA’s historical burn rate; the number of shares remaining available under the Prior Plans and their pending expiration; the number of outstanding equity awards under the Prior Plans; dilution resulting from the proposed approval of the 2023 Plan; and the stockholder value transfer resulting from the proposed approval.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 47

PROPOSAL 4 | APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

Compensation and Governance Best Practices

The 2023 Plan includes various compensation and governance best practices, with some of the key features as follows:

•	No Evergreen. The 2023 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without shareholder approval.

•	No “Liberal” Share Recycling. Any shares (i) withheld in respect of taxes relating to any award, (ii) tendered or withheld to pay the exercise price of stock options or stock appreciation rights (“SARs”), (iii) with respect to an award repurchased by the Company using stock option exercise proceeds or (iv) subject to a SAR that are not issued in connection with the stock settlement of the SAR, will not become available for issuance as future awards under the 2023 Plan.

•	No Dividend Equivalents on Unvested or Unearned Awards. Any dividend or dividend equivalents with respect to any shares underlying full-value awards will not be paid unless and until the award has vested (and, in the case of any performance awards, only to the extent the performance goal is earned). Dividends or dividend equivalents may not be awarded in tandem with awards of stock options or SARs.

•	Prohibition on Repurchase, Cash Buyout, Repricing, Reload, or Exchange of Options or SARs. The 2023 Plan prohibits the repurchase, cash buyout, repricing, reloading or exchange of any options or SARs without stockholder approval, except in connection with certain corporate transactions.

•	No Discounted Options or SARs. Incentive and nonqualified Stock Options and SARs must have an exercise price per share that is no less than the fair market value of our common stock on the date of grant;

•	No Automatic Single-Trigger Vesting of Employee Awards. Awards granted under the 2023 Plan to employees will not vest automatically upon a change in control, unless such awards are not assumed, substituted or continued by a successor entity.

•	No Change in Control/280G Tax Gross-Ups. The 2023 Plan does not provide for any excise tax gross-up payments or “parachute payments,” and as a general business matter, Murphy USA does not provide for such gross-ups in other arrangements.

•	Limit on Non-Employee Director Compensation. The maximum aggregate compensation that may be paid to any non-employee director any calendar year (including cash and awards under the 2023 Plan) is $1 million in the first year of service and $750,000 for any future year of service.

•	Clawback Provisions. Awards granted under the 2023 Plan will be subject to any clawback or recoupment arrangement or policy we have in place, including any clawback policy adopted to comply with the SEC’s recent clawback rules implementing Section 10D of the Exchange Act.

PROPOSAL 4 | APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

Information on the 2023 Plan and Shares Outstanding under the Prior Plans

The following table sets forth certain information about the 2023 Plan and both the number of shares remaining available for issuance pursuant to awards under each of the Prior Plans and the number of shares underlying outstanding equity awards granted under the Prior Plans, in each case as of March 7, 2023. The closing price per Share on March 7, 2023 was $260.74

Total number of shares remaining available for issuance under the 2013 Employee Plan as of March 7, 2023; these shares will no longer be available for grant upon stockholder approval of the 2023 Plan	2,592,236

Total shares remaining available for issuance under the 2013 Director Plan as of March 7, 2023; these shares will no longer be available for grant upon stockholder approval of the 2023 Plan	343,225

Estimated total number of shares that would be available for issuance pursuant to future awards under the 2023 Plan once the 2023 Plan is approved by stockholders (this number will be reduced by any shares underlying awards granted under the Prior Plans during the period between March 7, 2023 and the date the 2023 Plan is approved by stockholders)	1,725,000

Number of shares relating to outstanding stock options under the 2013 Employee Plan*	348,650

Weighted average remaining term of outstanding options under the 2013 Employee Plan	4.3 years

Weighted average exercise price of outstanding options under the 2013 Employee Plan	$128.62

Number of shares relating to awards of restricted stock units and performance stock units under the 2013 Employee Plan (at target)*	240,259

Number of shares relating to awards of restricted stock units under the 2013 Director Plan*	23,146

*

These awards granted under the Prior Plans (plus any awards between granted between March 7, 2023 and the date of stockholder approval of the 2023 Plan) will remain outstanding in accordance with their terms following the approval of the 2023 Plan.

Potential Dilution; Burn Rate

When considering the number of shares proposed to be made available for grant under the 2023 Plan, the Executive Compensation Committee and the Board reviewed, among other things, the potential dilution to our stockholders as measured by the burn rate. The 1,725,000 shares available for issuance under the 2023 Plan would represent approximately 7.9% of the Company’s outstanding shares as of the Board adoption date. We recognize that equity awards may have a dilutive impact on existing shareholders. We believe, however, that we have demonstrated our ability to carefully manage our equity compensation program. We further believe that our current level of dilution and the pace at which we grant equity awards (referred to as the “burn rate”) is reasonable, in line with or below those of our peer companies, and consistent with the Board’s preference for conservative compensation practices. We are committed to effectively monitor our equity compensation share reserve, including our burn rate, to ensure that we maximize shareholder value by granting the appropriate number of equity awards necessary to attract, reward and retain employees.

For each award of 2021, 2020, and 2019, our “burn rate” (which is defined as the number of stock-settled, time-vested equity awards granted, and performance-based equity awards earned in a year, divided by the weighted average number of common shares outstanding for that year), was 0.85%, 0.80%, and 0.72%, respectively. We believe that our resulting average annual burn rate of 0.79% over this three-year period is below the standard for our industry and, in general, is consistent with, and even conservative relative to, market practices for companies comparable to Murphy USA.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 49

PROPOSAL 4 | APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

Summary of the 2023 Plan

A summary of the 2023 Plan is set forth below. This summary is, however, qualified by and subject to the full text of the 2023 Plan, which is attached as Appendix B to this proxy statement. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the 2023 Plan.

Purpose

The purpose of the 2023 Plan is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of the Company, thereby furthering the best interests of the Company and its stockholders.

Administration

The 2023 Plan will be administered by the Executive Compensation Committee or any successor committee of the Board with similar functions, unless another committee is designated by the Board or, if there is no Executive Compensation Committee and another committee has not been designated, by the Board (the “Administrator”). The Administrator will have full and exclusive discretionary authority to administrate the 2023 Plan, subject to the provisions of the 2023 Plan, including the authority to designate participates, grant awards and determine the terms thereof, interpret and administer the 2023 Plan, and establish rules and regulations necessary for the proper administration of the 2023 Plan. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding. The Administrator may delegate its authority under the 2023 Plan to one or more officers of the Company or to one or more committees of the Board, subject to the terms of the 2023 Plan and applicable law.

Eligibility

Non-employee directors of the Company and employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2023 Plan. From time to time, the Administrator (or as to non-employee directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.

While all employees are eligible to receive awards under the 2023 Plan, the Executive Compensation Committee expects that a select number of officers and key employees will initially participate in the 2023 Plan. The Board currently expects that all non-employee directors, of whom there will be 10 if all such nominees are elected, will also initially participate in the 2023 Plan. The basis for participation in the 2023 Plan is the Administrator’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the 2023 Plan’s purposes as described above. In exercising its discretion, the Administrator (or its delegate) will consider the recommendations of management and the purposes of the 2023 Plan.

Shares Available for Issuance

Subject to adjustment as described below and except for substitute awards (i.e., awards granted in assumption or substitution of awards previously granted by an acquired company), the maximum number of shares available for issuance under the 2023 Plan shall not exceed in the aggregate 1,725,000 shares and the maximum number of shares available for issuance with respect to ISOs shall be 1,725,000. Shares covered by awards which are forfeited, expired, terminated or lapsed will again be available for grant under the 2023 Plan, provided that the following will not again become available for issuance: (i) any shares withheld in respect of taxes relating to any award, (ii) any shares tendered or withheld to pay the exercise price of stock options or SARs, (iii) any shares with respect to an Award repurchased by the Company using stock option exercise proceeds; or (iv) any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon the exercise thereof.

PROPOSAL 4 | APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

Adjustments

In the event of certain corporate transactions or events affecting the shares, or of changes in applicable laws, regulations or accounting principles, and the Administrator determines, as a result of such event, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan, then the Administrator shall, subject to applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of: (i) the number and type of shares (or other securities) which thereafter may be made the subject of awards, including the aggregate limits on shares and ISOs available for issuance under the 2023 Plan; (ii) the number and type of shares (or other securities) subject to outstanding awards; (iii) the grant, acquisition, exercise or hurdle price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and (iv) the terms and conditions of any outstanding awards, including the performance criteria of any performance awards.

Limit on Non-Employee Director Compensation

A non-employee director may not receive compensation for any calendar year (including cash payments and equity awards) in excess of $750,000 in the aggregate; provided that, a non-employee director may receive compensation during the first 12 months of service as a non-employee director of up to $1,000,000 in the aggregate. For purposes of applying this limitation, awards will be considered compensation in the year in which they are granted and the value of such award shall be its grant date fair value for financial reporting purposes.

Summary of Award Types

The 2023 Plan permits the grant of stock options (incentive stock options (“ISOs”) and nonqualified stock options (“NQSO”)), SARs, restricted stock, restricted stock units (“RSUs”), performance awards, other cash-based awards and other stock-based awards.

The exercise price of stock options and SARs (other than with respect to substitute awards) may not be less than the fair market value of a Share on the grant date. The term of stock options and SARs may not exceed 10 years. To the extent determined by the Administrator in the applicable award agreement, outstanding and vested stock options and SARs with an exercise or strike price that exceeds the fair market value of a Share shall be automatically deemed exercised on the last day of the term of such stock option or SAR.

Dividends and Dividend Equivalents

Administrator may provide for the payment of dividends, dividend equivalents or other distributions on awards of restricted stock RSUs or other stock-based awards, provided that no such distributions shall be paid with respect to any award unless and until such award vests. No dividends or dividend equivalents shall be provided with respect to shares underlying performance awards that are not earned or otherwise do not vest or settle pursuant to their terms.

Termination of Service

Under the 2023 Plan, the Administrator will determine and provide by rule or regulation, in the applicable award agreement or in an individual case the effect on an award of the occurrence of the award holder’s termination of service prior to the vesting, exercise or settlement of such award.

Change of Control

Under the 2023 Plan, in the event of a “change in control” (as defined in the 2023 Plan), if awards are assumed, continued or substituted by the successor or surviving entity (or its parent or affiliate), then such awards will remain outstanding and be governed by their respective terms. In the event a participant incurs an involuntary termination of service within 24 months of such change in control, then the participant’s awards shall vest and become exercisable (with any performance conditions being deemed to be achieved at the greater of actual performance and target performance). If outstanding awards under the 2023 Plan are not assumed, continued or substituted as contemplated above, or are held by a non-employee director, then upon the change in control, the following treatment shall apply:

•	Outstanding awards will immediately vest and become exercisable (with performance conditions being deemed to be achieved at the greater of actual performance and target performance); and

•	The Administrator may provide for cancellation of such outstanding awards at the time of the change in control for payment of cash, securities, property or a combination thereof that is at least equal to the excess (if any) of the value of the consideration that would be received in such change in control by the holders of Shares over the exercise or purchase price (if any) for such awards.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 51

PROPOSAL 4 | APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

An award under the 2023 Plan will be considered assumed, continued or substituted for if, following the change in control, the award remains subject to the same terms and conditions that were applicable to the award immediately prior to the change of control except that, if the award related to Shares, the award instead confers the right to receive common shares of the successor or surviving entity (or its parent).

Transferability of Awards

Except as may be permitted by the Administrator or as specifically provided in an award agreement, (i) no award or right thereunder will be transferable by a participant other than by will or to the participant’s designated beneficiaries and (ii) during a participant’s lifetime, each award and each right thereunder will be exercisable only by such participant or, subject to applicable law, by such participant’s guardian or legal representative.

No Repricing

Except in the event of certain corporate transactions (as described above), the Committee may not, without stockholder approval, re-price of any previously granted “underwater” stock option, SAR or similar award by: (i) amending or modifying the terms of such award to lower the exercise price; (ii) cancelling such underwater award and granting either (A) a replacement awards having a lower exercise price or (B) restricted shares, RSUs, performance awards or other share-based awards in exchange; or (iii) cancelling or repurchasing such underwater awards for cash or other securities.

Amendment and Termination of the 2023 Plan

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the 2023 Plan, the Board may amend or terminate the 2023 Plan or any portion thereof at any time. However, no such amendment or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the applicable stock market or exchange or (ii) subject to certain provisions of the 2023 Plan, the consent of the affected participant, if such action would materially adversely affect the rights of such participant under any outstanding Award. The Administrator may waive any conditions or rights under, amend any terms of, or terminate any award without the consent of any relevant participant; provided, however, that, subject certain provisions of the 2023 Plan, no such action shall materially adversely affect the rights of any affected participant under such award.

In the event of the dissolution or liquidation of the Company, each award under the 2023 Plan will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

Term of the 2023 Plan

The 2023 Plan will terminate on the earliest to occur of March 20, 2033, the date the maximum number of shares available for issuance under the 2023 Plan have been issued and the date the Board terminates the 2023 Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2023 Plan based on federal income tax laws in effect on the date of this information statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or gift, estate, excise, payroll, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Non-Qualified Stock Options (NQSOs). A participant generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the Company as compensation (subject to any applicable limitations under Internal Revenue Code Section 162(m)), provided that, in the case of an employee option, the Company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

PROPOSAL 4 | APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

Incentive Stock Options (ISOs). A participant generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that the Company reports the income to the participant (subject to any applicable limitations under Internal Revenue Code Section 162(m)). Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. However, if the participant exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the participant will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the participant more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement (subject to any applicable limitations under Internal Revenue Code Section 162(m)).

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid, if any, by the participant for such RSUs), and the Company will be allowed a corresponding federal income tax deduction at that time (subject to any applicable limitations under Internal Revenue Code Section 162(m)). The capital gain/loss holding period for such shares will also commence on such date.

Restricted Stock. The recipient of an award of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/ loss holding period for such shares will also commence on such date. If a recipient makes a Section 83(b) election and thereafter forfeits the restricted shares, he or she will be entitled to no tax deduction, capital loss or other tax benefit. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient (subject to any applicable limitations under Internal Revenue Code Section 162(m)).

New Plan Benefits

The benefits that will be awarded or paid under the 2023 Plan are not currently determinable. Any future awards granted to eligible participants under the 2023 Plan will be made at the discretion of the Administrator, the Board, or under delegated authority, and no such determination as to future awards or who might receive them has been made. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation” beginning on page 31.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 53

PROPOSAL 4 | APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

Registration with the SEC

If our stockholders approve the 2023 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the 2023 Plan.

Equity Compensation Plan Information

The table below contains information about securities authorized for issuance under equity compensation plans. The features of these plans are discussed further in Note 13 “Incentive Plans” to our audited consolidated financial statements that can be found in the Form 10-K for the year ended December 31, 2022 filed on February 15, 2023.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION REFLECTED PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (2)

	(a	)	(b	)	(c	)

Equity compensation plans approved by security holders	596,240		$112.06		3,044,241

Equity compensation plans not approved by security holders

Total	596,240		$112.06		3,044,241

(1)	Amounts in this column include outstanding restricted stock units.
(2)

Number of shares available for issuance includes 2,694,914 available shares under the 2013 Long-Term Incentive Plan as of December 31, 2022 plus 349,327 available shares under the 2013 Stock Plan for Non-Employee Directors as of December 31, 2022. Assumes each restricted stock unit is equivalent to one shares and each performance unit is equal to two shares.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MURPHY USA INC. 2023 OMNIBUS INCENTIVE PLAN

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholder proposals submitted pursuant to Rule 14a-8 to be included in the proxy statement and presented at the 2024 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 24, 2023 in order to be considered for inclusion in the proxy materials.

Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements set forth in the Company’s Bylaws. Notice of director nominations submitted under these proxy access Bylaw provisions must be received no earlier than October 25, 2023 and no later than November 24, 2023. Any such nomination is subject to the proxy access provisions and other requirements in the Company’s Bylaws.

Other director nominations outside of “proxy access” and proposals of other business outside of Rule 14a-8 are subject to the advance notice provisions and other requirements of the Company’s Bylaws. In the case of the 2024 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 5, 2024, and no later than February 4, 2024.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2023 ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Stockholder Meeting To Be Held on May 4, 2023. This 2023 Proxy Statement and the 2022 Annual Report on Form 10-K are available, free of charge, at www.proxyvote.com.

In addition, the Company will provide without charge, upon the written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC for the fiscal year ended December 31, 2022. Requests should be directed to Murphy USA Inc., Attn: Investor Relations Department, 200 East Peach Street, El Dorado, Arkansas 71730 or to https://www.proxyvote.com.

The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any stockholder who shares an address with other stockholders and where only one (1) set of materials were sent to that address to be shared by all stockholders at that address.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE 55

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

“Householding” occurs when a single copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive a separate copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company in the manner provided below and the Company will promptly send you a separate copy of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company in the manner provided below.

Requests in this regard should be addressed to:

Gregory L. Smith

Vice President, General Counsel

and Corporate Secretary

Murphy USA Inc.

200 East Peach Street

El Dorado, Arkansas 71730

(870) 875-7600

On March 23, 2023, the Company first mailed the Notice of Internet Availability of Proxy Materials to stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Gregory L. Smith

Vice President, General Counsel

and Corporate Secretary

El Dorado, Arkansas

March 23, 2023

You are urged to follow the instructions for voting contained in the Notice Regarding Availability of Proxy Materials or, if you received a paper copy of the Proxy Materials, to date, sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting, even if you plan to attend the meeting. If you desire to vote your shares at the meeting, your proxy may be revoked. If you are receiving a printed copy of the proxy materials, a pre-addressed and postage paid envelope has been enclosed for your convenience in returning the proxy card.

APPENDIX A

NON-GAAP RECONCILIATION

The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the five years ended December 31, 2022. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisition, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted principles (GAAP).

The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	For the Years Ended December 31,
(Millions of dollars)	2022	2021	2020	2019	2018

Net income	$672.9	$396.9	$386.1	$154.8	$213.6
Income tax expense (benefit)	210.9	125.0	123.0	47.6	60.3
Interest expense, net of interest income	82.3	82.3	50.2	51.7	51.4
Depreciation and amortization	220.4	212.6	161.0	152.2	134.0

EBITDA	1,186.5	816.8	720.3	406.3	459.3

Net settlement proceeds	—	—	—	(0.1)	(50.4)
Accretion of asset retirement obligations	2.7	2.5	2.3	2.1	2.0
(Gain) loss on sale of assets	(2.1)	(1.5)	(1.3)	(0.1)	1.1
Loss on early debt extinguishment	—	—	—	14.8	—
Acquisition-related costs	1.5	10.4	1.7	—	—
Other nonoperating (income) expense	2.3	(0.2)	(0.3)	(0.4)	(0.2)

ADJUSTED EBITDA	$1,190.9	$828.0	$722.7	$422.6	$411.8

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE A-1

APPENDIX B

MURPHY USA INC.

2023 OMNIBUS INCENTIVE PLAN

Section 1.    Purpose. The purpose of the Murphy USA Inc. 2023 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Murphy USA Inc. (the “Company”), thereby furthering the best interests of the Company and its shareholders.

Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

(b)    “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)    “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)    “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cause” is as defined in the Participant’s Service Agreement, if any, or in the applicable Award Agreement, or if not so defined, means the Participant’s: (i) willful failure or refusal to satisfactorily perform Participant’s duties or obligations in connection with Participant’s employment; (ii) having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or Participant’s material breach of Participant’s Service Agreement, if any, or any Company policy; (iii) Participant’s conviction of, or a plea of guilty or nolo contendere to, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or dishonesty; (iv) Participant’s unlawful use or possession of illegal drugs on the Company’s premises or while performing his or her duties and responsibilities for the Company; or (v) Participant’s commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any of its Affiliates.

(h)    “Change in Control” means the occurrence of any one or more of the following events:

(i)    any Person, other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) the Murphy Family or (E) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii)    a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii)    the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(iv)    the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j)    “Committee” means the Executive Compensation Committee of the Board or any successor committee of the Board with similar functions unless another committee is designated by the Board. If there is no Executive Compensation Committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(k)    “Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.

(l)    “Director” means any member of the Board.

(m)    “Effective Date” means the date on which the Plan is adopted by the Board, subject to the approval of the shareholders of the Company.

(n)    “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE B-3

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p)    “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q)    “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(r)    “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(s)    “Murphy Family” means (i) the C.H. Murphy Family Investments Limited Partnership, (ii) the estate of C.H. Murphy, Jr., and (iii) siblings of the late C.H. Murphy, Jr. and his and their respective spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

(t)    “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(u)    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(v)    “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(w)    “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(x)    “Participant” means the recipient of an Award granted under the Plan.

(y)    “Performance Award” means an Award granted pursuant to Section 10.

(z)    “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(aa)    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(bb)     “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.

(cc)    “RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(dd)    “SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.

(ee)    “Service Agreement” means any employment, service, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(ff)    “Share” means a share of the Company’s Common Stock, $0.01 par value.

(gg)    “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.

(hh)    “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(ii)    “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant, non-employee Director or other service provider, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that, unless the Committee determines otherwise, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

Section 3.    Eligibility.

(a)    Any Employee, non-employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b)    Holders of equity compensation awards granted by a business or entity that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4.    Administration.

(a)    Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.

(b)    Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c)    Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise or sell-to-cover), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards to the extent

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permissible under the Plan; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 5.    Shares Available for Awards.

(a)    Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 1,725,000 Shares. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b)    If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award, (ii) any Shares tendered or withheld to pay the exercise price of Options or SARs, (iii) any Shares with respect to an Award repurchased by the Company using Option exercise proceeds; or (iv) any Shares subject to a SAR granted under the Plan that are not issued in connection with the stock settlement of the SAR upon the exercise thereof.

(c)    In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);

(ii)    the number and type of Shares (or other securities) subject to outstanding Awards;

(iii)    the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv)    the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(e)    A Participant who is a non-employee Director may not receive compensation for any calendar year in excess of $750,000 in the aggregate, including cash payments and Awards; provided that, notwithstanding the foregoing, a Participant who is a non-employee Director may receive compensation during the first 12 months of service as a non-employee Director of up to $1,000,000 in the aggregate (including cash payments and Awards). For purposes of applying the limitation in this Section 5(e), Awards will be considered compensation in the year in which the date of grant occurs and the value of such Award shall be its grant date fair value for financial reporting purposes.

(f)    Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 1,725,000.

Section 6.    Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)    The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)    The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.

(c)    The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(d)    Unless otherwise set forth in the applicable Award Agreement, if, as of the last day of the term of an Option, (i) the Fair Market Value of one Share exceeds the per Share exercise or strike price applicable to such Option and (ii) such Option has not previously been exercised as to all of the Shares subject thereto, then the Option shall be automatically deemed to have been exercised by the Participant on such date (the “Automatic Exercise Date”), which such automatic exercise shall be made on a “net exercise” basis to cover the applicable exercise or strike price applicable to such Option and any applicable tax withholding obligations; provided that, to the extent determined by the Committee and set forth in the applicable Award Agreement, this Section 6(d) shall not apply to any Option held by a Participant who has incurred a Termination of Service on or before the Automatic Exercise Date.

(e)    No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).

(f)    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).

Section 7.    Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)    SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)    The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)    The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(d)    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(e)    Unless otherwise set forth in the applicable Award Agreement, if, as of the last day of the term of a SAR, (i) the Fair Market Value of one Share exceeds the per Share exercise or strike price applicable to such SAR and

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(ii) such SAR has not previously been exercised as to all of the Shares subject thereto, then the SAR shall be automatically deemed to have been exercised by the Participant on such Automatic Exercise Date, which such automatic exercise shall be made on a “net exercise” basis to cover the applicable exercise or strike price applicable to such SAR and any applicable tax withholding obligations; provided that, to the extent determined by the Committee and set forth in the applicable Award Agreement, this Section 7(e) shall not apply to any SAR held by a Participant who has incurred a Termination of Service on or before the Automatic Exercise Date.

(f)    No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).

Section 8.    Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)    The Award Agreement shall specify the vesting schedule.

(b)    Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)    Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends.

(d)    The Committee may, in its sole discretion, provide in the applicable Award Agreement that an Award of Restricted Stock shall convey the right to receive dividend equivalents on the Shares subject to such Award with respect to any dividends or other distributions declared during the period that such Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Award, subject to the vesting of the Award (or portion thereof) with respect to which such dividend equivalents are credited. For the avoidance of doubt, any dividend equivalents in respect of any Award of Restricted Stock shall have the same vesting conditions and vesting dates and shall be paid in accordance with the same terms as the Award to which they relate.

(e)    Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f)    The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 9.    RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)    The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b)    Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)    An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU.

(d)    The Committee may, in its discretion, provide in the applicable Award Agreement that an Award of RSUs shall convey the right to receive dividend equivalents on the Shares subject to such Award with respect to any dividends or other distributions declared during the period that such Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Award, subject to the vesting of the Award (or portion thereof) with respect to which such dividend equivalents are credited. For the avoidance of doubt, any dividend equivalents in respect of any Award of RSUs shall have the same vesting conditions and vesting dates and shall be paid in accordance with the same terms as the Award to which they relate.

(e)    Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f)    The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 10.    Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)    Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)    Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company (or, to the extent any performance objective is measured on a relative basis, any peer company), or the manner in which the Company (or, to the extent any performance objective is measured on a relative basis, any peer company) conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c)    Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.

(d)    A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

(e)    The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

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Section 11.    Other Cash-Based Awards and Other Stock-Based Awards.

(a)     The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

(b) The Committee may, in its discretion, provide in the applicable Award Agreement that an Other Stock-Based Award shall convey the right to receive dividend equivalents on the Shares subject to such Award with respect to any dividends or other distributions declared during the period that such Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Award, subject to the vesting of the Award (or portion thereof) with respect to which such dividend equivalents are credited. For the avoidance of doubt, any dividend equivalents in respect of any Other Stock-Based Award shall have the same vesting conditions and vesting dates and shall be paid in accordance with the same terms as the Award to which they relate.

Section 12.    Effect of Termination of Service or a Change in Control on Awards.

(a)    The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

(b)    Subject to the last sentence of Section 2(ii), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

(c)    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the following provisions of this Section 12(c) shall apply except as otherwise provided in the applicable Award Agreement.

(i)    If and to the extent that outstanding Awards under the Plan are assumed, continued or substituted by the successor or surviving entity (or its parent or affiliate), then:

(A)     all such Awards shall remain outstanding and shall be governed by their respective terms and the provisions of the Plan and the applicable Award Agreement; and

(B)    in the event a Participant incurs an involuntary Termination of Service by the Company (or the surviving entity, successor or its parent or affiliate) without Cause and/or due to the Participant’s death or “disability”), in each case during a period of up to 24 months from and after the Change in Control, then, as of the date of such Participant’s Termination of Service: (x) outstanding Awards shall immediately vest, become exercisable, and the restrictions and other conditions applicable thereto shall immediately lapse; and (y) the performance conditions applicable to any Performance Award shall be deemed to be achieved at the greater of (1) the actual level of performance through the date immediately prior to the date of the Change in Control (to the extent determinable) and (2) target performance (100%);

(ii)    If and to the extent that outstanding Awards under the Plan (I) are not assumed, continued or substituted in accordance with Section 12(c)(i) above, or (II) if such Awards are held by a non-employee Director, then upon the Change in Control, the following treatment shall apply to such Awards:

(A)    outstanding Awards shall immediately vest, become exercisable, and the restrictions and other conditions applicable thereto shall immediately lapse immediately upon such Change in Control; and

(B)    the performance conditions applicable to any Performance Award shall be deemed to be achieved at the greater of (x) the actual level of performance through the date immediately prior to the date of the Change in Control (to the extent determinable) and (y) target performance (100%); and

(C)     the Committee may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, securities, property or a combination thereof shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Committee in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or SAR Award, such payment shall be limited as necessary to prevent the Option or SAR Award from being subject to tax under Section 409A of the Code); provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor). Such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

For purposes of this Section 12(c), an Award shall be considered assumed, continued or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to Shares, the Award instead confers the right to receive common shares of the successor or surviving entity (or its parent).

Section 13.    General Provisions Applicable to Awards.

(a)    Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)    Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)    Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)    A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)    All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or

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accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h)    The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

Section 14.    Amendments and Terminations.

(a)    Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c)    Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)    No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 15.    Miscellaneous.

(a)    No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c)    No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(d)    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)    The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.

(f)    If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(g)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)    An Award may be denominated in a factional number of Shares; provided, however, that no fractional Shares shall be issued or delivered pursuant to the Plan or any Award upon the vesting, exercise or settlement of any Award (including after given effect to any net exercise or net settlement of any Award). The Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)    Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 16.    Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

Section 17.    Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE B-13

have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18.    Cancellation or “Clawback” of Awards.

(a)    The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b)    The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (including, without limitation, any clawback policy adopted to comply with Rule 10D-1 of the Exchange Act and related listing standards), and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 19.    Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

Section 20.    Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

Section 21.    Data Protection. In connection with the Plan, the Company or its Affiliates, as applicable, may need to process personal data (as such term, “personal information,” “personally identifiable information,” or any other term of comparable intent, is defined under applicable laws or regulations, in each case to the extent applicable) provided by the Participant to, or otherwise obtained by, the Company or its Affiliates, their respective third party service providers or others acting on the Company’s or its Affiliates’ behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company or its Affiliates may process such personal data for the performance of the contract with the Participant in connection with the Plan and in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:

(a)    administering and maintaining Participant records;

(b)    providing the services described in the Plan;

(c)    providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and

(d)    responding to public authorities, court orders and legal investigations and complying with law, as applicable.

The Participant is not required to supply any of the personal data that the Company or its Affiliates may request. However, failure to do so may result in the Company or its Affiliates being unable to provide the Participant with certain rights and benefits that would otherwise be available to the Participant under the Plan.

The Company or its Affiliates may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s or its Affiliates’ behalf to provide the services described above, (vii) future purchasers or merger partners (as described above) or (viii) regulators and others, as required by law or in order to provide the services described in the Plan.

If necessary, the Company or its Affiliates may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for, and to the extent required, under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 21 (including to request access to the information included in this Section 21 in an alternative format) may be directed to, the Company’s General Counsel. The terms set forth in this Section 21 are supplementary to the terms set forth in any employee privacy notice or other privacy policy that may be made available by the Company or its applicable Affiliate to the Participant (as applicable, and as updated from time to time by the Company or its applicable Affiliate upon notice to the Participant); provided that, in the event of any conflict between the terms of this Section 21 and the terms of any such notice or policy, the terms of this Section 21 shall govern and control in relation to the processing of such personal data in connection with the Plan.

The Company and its Affiliates will keep personal data collected or otherwise processed in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements and in accordance with the Company’s and its Affiliates’ backup and archival policies and procedures.

Certain Participants may have a right to (i) request access to and rectification or erasure of the personal data provided or otherwise obtained, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company or its Affiliates and transmit such data to another party, (v) lodge a complaint with a supervisory authority and (vi) not be discriminated against for exercising his or her rights hereunder. The Company and its Affiliates do not sell personal data collected or otherwise processed in connection with the Plan to any third party and do not share such personal data with any third party for purposes of cross-context behavioral advertising. This Section 21, and the practices described herein, applies equally to the Company’s and its Affiliates’ collection, use, disclosure and other processing of “sensitive” personal data, such as social security numbers and financial account information. The Company and its Affiliates do not use or otherwise process personal data collected or otherwise processed in connection with the Plan, including “sensitive” personal data, for purposes of automated decision-making, including profiling.

Section 22.    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

MURPHY USA INC. 2023 PROXY STATEMENT	PAGE B-15

MURPHY USA INC. ATTN: CONNIE VAUGHN-DUNN 200 EAST PEACH STREET EL DORADO, AR 71730

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/03/2023 for shares held directly and by 11:59 P.M. ET on 05/01/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/03/2023 for shares held directly and by 11:59 P.M. ET on 05/01/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Three Class I Directors Whose Current Term Expires on the Date of the Annual Meeting.
	Nominees	For	Against	Abstain
1a.	Claiborne P. Deming	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
1b.	Hon. Jeanne L. Phillips	☐	☐	☐
1c.	Jack T. Taylor	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2023.	☐	☐	☐
3.	Approval of Executive Compensation on an Advisory, Non-Binding Basis.	☐	☐	☐
4.	Approval of the Murphy USA Inc. 2023 Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

MURPHY USA INC.

Annual Meeting of Stockholders

May 4, 2023 8:00 AM Central Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) R. Madison Murphy and R. Andrew Clyde, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MURPHY USA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time on May 4, 2023, at Murphy USA Corporate Headquarters, 200 East Peach Street, El Dorado, AR 71730 and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given. If the stockholder(s) hold(s) shares of Common stock of MURPHY USA INC. in a Company plan, the stockholder(s) hereby authorize(s) and direct(s) the trustee of the Plan to vote all shares in the account of the stockholder(s) under the Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting. If shares are held in a Company plan and no direction is given, the trustee will vote such shares in the same proportion as shares for which voting instructions are received, except as otherwise provided in the corresponding trust agreement or in accordance with ERISA.

Continued and to be signed on reverse side

MURPHY USA INC. ATTN: CONNIE VAUGHN-DUNN 200 EAST PEACH STREET EL DORADO, AR 71730

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/03/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/03/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Three Class I Directors Whose Current Term Expires on the Date of the Annual Meeting.
	Nominees	For	Against	Abstain
1a.	Claiborne P. Deming	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
1b.	Hon. Jeanne L. Phillips	☐	☐	☐
1c.	Jack T. Taylor	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2023.	☐	☐	☐
3.	Approval of Executive Compensation on an Advisory, Non-Binding Basis.	☐	☐	☐
4.	Approval of the Murphy USA Inc. 2023 Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

MURPHY USA INC.

Annual Meeting of Stockholders

May 4, 2023 8:00 AM Central Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) R. Madison Murphy and R. Andrew Clyde, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MURPHY USA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time on May 4, 2023, at Murphy USA Corporate Headquarters, 200 East Peach Street, El Dorado, AR 71730 and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given. If the stockholder(s) hold(s) shares of Common stock of MURPHY USA INC. in a Company plan, the stockholder(s) hereby authorize(s) and direct(s) the trustee of the Plan to vote all shares in the account of the stockholder(s) under the Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting. If shares are held in a Company plan and no direction is given, the trustee will vote such shares in the same proportion as shares for which voting instructions are received, except as otherwise provided in the corresponding trust agreement or in accordance with ERISA.

Continued and to be signed on reverse side